THIS FREE WRITING PROSPECTUS, DATED SEPTEMBER 24, 2007, MAY BE AMENDED OR
                        COMPLETED PRIOR TO TIME OF SALE

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-140804) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 400-7834 or by emailing Avinash Bappanad at
bappanad_avinash@jpmorgan.com.

         SUPPLEMENT TO FREE WRITING PROSPECTUS DATED SEPTEMBER 12, 2007

                          $2,187,168,000 (APPROXIMATE)

       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC20
                                 Issuing Entity

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   Depositor

       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-CIBC20

JPMORGAN                                                    CIBC WORLD MARKETS
CREDIT SUISSE                                                  LEHMAN BROTHERS

The information in this Supplement to Free Writing Prospectus (this
"Supplement") clarifies, updates and/or modifies the information contained in the free writing prospectus, dated September 12, 2007 (the "Free Writing
Prospectus") and the structural and collateral term sheet, dated September 12,
2007 (the "Term Sheet" and, together with the Free Writing Prospectus, the
"Transaction Free Writing Prospectus"). All references to Loan Nos. in this
Supplement are to the corresponding Loan Nos. on Annex A-1 to the Free Writing
Prospectus. Capitalized terms used in this Supplement but not defined herein will have the meanings ascribed to them in the Free Writing Prospectus.

A. The following are certain modifications to the characteristics of certain
   Classes of Certificates:

  1. Class A-M Certificates and Class A-MFL Certificates. The Certificate
     Balance of the Class A-M Certificates will be reduced from $263,165,000 to
     $219,322,000, and the "Class A-MFL Regular Interest" will be issued by the trust in the amount of $35,000,000 as an uncertificated regular interest in one of the REMICs. The Class A-MFL Regular Interest is not offered by this Supplement. The Depositor will transfer the Class A-MFL Regular
     Interest to the trust in exchange for the Class A-MFL Certificates. The
     Class A-MFL Certificates will represent all of the beneficial ownership interest in the portion of the trust that consists of the Class A-MFL
     Regular Interest, the Floating Rate Account and the Swap Contract.

     The Class A-MFL Certificates will generally receive distributions of interest and principal on a pro rata basis with the Class A-M Certificates and will receive distributions of principal only after the Certificate
     Balance of each of the Class A-1, Class A-2, Class A-3, Class A-4, Class
     A-SB and Class A-1A has been reduced to zero.

     For more information relating to the Class A-MFL Certificates, the Class
     A-MFL Regular Interest, the Swap Contract and the Swap Counterparty, see
     "Description of the Swap Contract" in this Supplement, and "Approximate
     Securities Structure" and "Structural Overview" in Annex A to this
     Supplement.

     For a discussion of certain risks relating to the Class A-MFL Certificates and the Swap Contract, see "Sensitivity to LIBOR and Yield Considerations"
     and "Risks Relating to the Swap Contract" in this Supplement.

                                    1 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

  2. The following information is hereby added to "Risk Factors" in the Free
     Writing Prospectus:

SENSITIVITY TO LIBOR AND YIELD CONSIDERATIONS

The yield to investors in the Class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-MFL certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the Class
A-MFL certificates.

In addition, because interest payments on the Class A-MFL certificates may be reduced or the applicable pass-through rate may convert to a fixed rate, in connection with certain events discussed in this free writing prospectus, the yield to investors in the Class A-MFL certificates under those circumstances may not be as high as that offered by other LIBOR-based investments, that are not subject to these interest rate restrictions.

In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity. As a result, the effect on an investor's yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A-MFL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap contract and/or, the conversion to a fixed rate that is below the rate that would otherwise be payable at the floating rate would have this kind of a negative impact. We cannot assure you that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the Class A-MFL certificates. See "Yield and Maturity
Considerations" in this free writing prospectus.

RISKS RELATING TO THE SWAP CONTRACT

The issuing entity will have the benefit of an interest rate swap contract issued by JPMorgan Chase Bank, N.A. relating to the Class A-MFL certificates.
Because the Class A-MFL regular interest accrues interest at a fixed rate of interest, the ability of the holders of the Class A-MFL certificates to obtain the payment of interest at the designated pass-through rate (which payment of interest may be reduced in certain circumstances as described in this free writing prospectus) will depend on payment by the swap counterparty pursuant to the swap contract. See "Description of the Swap Contract -- The Swap
Counterparty" in this free writing prospectus.

If the swap counterparty's long-term rating is not at least "A3" by Moody's
Investors Service, Inc., "A-" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or "A-" by Fitch, Inc., a rating agency trigger event will occur and the swap counterparty will be required to post collateral or find a replacement swap counterparty that would not cause a rating agency trigger event to occur. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after a trigger event, the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class A-MFL certificates, to enforce the rights of the issuing entity under the swap contract as may be permitted by the terms of the swap contract and use any termination fees received from the swap counterparty to enter into a replacement swap contract on substantially similar terms. If the costs attributable to entering into a replacement swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement swap contract will not be entered into and any proceeds will instead be distributed to the holders of the Class A-MFL certificates. We cannot assure you that the swap counterparty will maintain its current ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract.

During the occurrence of a trigger event and in the event that a replacement swap counterparty is not found, the Class A-MFL certificate pass-through rate will convert to a fixed interest rate. Any conversion to a fixed rate might result in a temporary delay of payment of the distributions to the holders of the Class A-MFL certificates if The Depository Trust Company ("DTC") does not receive notice of the resulting change in payment terms of the Class A-MFL certificates within the time frame and in advance of the distribution date that
DTC requires to modify the payment.

In addition, if the funds allocated to payment of interest distributions on the
Class A-MFL regular interest are insufficient to make all required interest payments on the Class A-MFL regular interest, the amount paid to the swap counterparty will be reduced and interest paid by the swap counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-MFL regular interest had been sufficient to make all required interest payments on the Class A-MFL regular interest. As a result, the holders of the Class A-MFL certificates may experience an interest shortfall. See "Description of the Swap Contract" in this free writing prospectus.

                                    2 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

  3. The following information is hereby added to "Risk Factors -- Risks of
     Limited Liquidity and Market Value" in the Free Writing Prospectus:

In addition, the market value of the offered certificates can decline even if those certificates and the mortgage loans are performing at or above your expectations.

The market value of the offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of the offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of the offered certificates as a result of an equal but opposite movement in interest rates.

The market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including:

  o  the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

  o  legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

  o  investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

  o  investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell any offered certificates, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans. Pricing information regarding the offered certificates may not be generally available on an ongoing basis or on any particular date.

  4. The following section relating to the Swap Contract and the Swap
     Counterparty is hereby added to the Free Writing Prospectus:

                        DESCRIPTION OF THE SWAP CONTRACT

General. On the Closing Date, the Depositor will transfer the Class A-MFL
Regular Interest to the trust in exchange for the Class A-MFL Certificates, which will represent all of the beneficial interest in the portion of the trust consisting of the Class A-MFL Regular Interest, the Swap Contract and the
Floating Rate Account.

The Trustee, on behalf of the trust, will enter into an interest rate swap agreement related to the Class A-MFL Regular Interest (the "Swap Contract"),
with JPMorgan Chase Bank, N.A. ("JPMCB" or the "Swap Counterparty"). The Swap
Contract will have a maturity date of the Distribution Date on February 2051
(the same date as the Rated Final Distribution Date of the Class A-MFL
Certificates). The Paying Agent will make available to the Swap Counterparty the Statement to Certificateholders for each Distribution Date, which statement will include the LIBOR applicable to the related Interest Accrual Period. See
"Description of the Certificates -- Distributions" in this free writing prospectus. The Paying Agent will also calculate the amounts, if any, due from or payable to the Swap Counterparty under the Swap Contract.

The Significance Percentage with respect to the interest rate swap payments under the Swap Contract is less than 10%. As used in the preceding sentence,
"Significance Percentage" refers to the percentage that the amount of the
Significance Estimate represents of the aggregate initial principal balance of the Class A-MFL Certificates. "Significance Estimate" refers to the reasonable good-faith estimate of maximum probable exposure, made in substantially the same manner as that used in JPMCB's internal risk management process in respect of similar instruments.

The Paying Agent may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-MFL
Certificates the Class A-MFL Available Funds for any Distribution Date; (ii) to
withdraw any amount deposited into the Floating Rate Account that was not required to be deposited in such account; (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Contract; and (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing
Agreement.

                                    3 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Paying Agent is required to establish and maintain the "Floating Rate
Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class A-MFL Certificates.
Promptly upon receipt of any payment or other receipt in respect of the Class
A-MFL Regular Interest or the Swap Contract, the Paying Agent will be required to deposit the same into the Floating Rate Account. See "Description of the
Swap Contract" in this free writing prospectus.

The Swap Contract. The Swap Contract will provide that, so long as the Swap
Contract is in effect, (a) on each Distribution Date, commencing in October
2007, the Paying Agent will pay or cause to be paid to the Swap Counterparty
(i) any Yield Maintenance Charges in respect of the Class A-MFL Regular
Interest for the related Distribution Date and (ii) one month's interest at the
Pass-Through Rate applicable to the Class A-MFL Regular Interest accrued for the related Interest Accrual Period on the Certificate Balance of the Class
A-MFL Certificates, and (b) on the business day before each Distribution Date, commencing in October 2007, the Swap Counterparty will pay to the Paying Agent, for the benefit of the Class A-MFL Certificateholders, one month's interest at the Pass-Through Rate applicable to the Class A-MFL Certificates accrued for the related Interest Accrual Period on the Certificate Balance of the Class
A-MFL Certificates. Such payments will be made on a net basis.

On any Distribution Date for which the funds allocated to payment of the
Interest Distribution Amount of the Class A-MFL Regular Interest are
insufficient to pay all amounts due to the Swap Counterparty under the Swap
Contract for such Distribution Date, the amounts payable by the Swap
Counterparty to the trust under the Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the
Class A-MFL Certificates, will experience a shortfall in their anticipated yield.

If the Swap Counterparty's long-term rating is not at least "A3" by Moody's
Investors Service, Inc., at least "A-" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or at least "A-" by Fitch, Inc. (a
"Rating Agency Trigger Event"), the Swap Counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another
Rating Agency Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event, or if it fails to make a payment to the trust required under the Swap Contract or an early termination date is designated under the Swap Contract in accordance with its terms (each such event, a "Swap Default"), then the Paying Agent will be required, subject to the Trustee's determination (or the Paying Agent's determination on behalf of the Trustee) that costs of enforcement will be recoverable from or indemnified by the holders of the Class A-MFL Certificates, to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-MFL Certificates, to enforce the rights of the trust under the Swap
Contract as may be permitted by the terms of the Swap Contract and the Pooling and Servicing Agreement and use any termination fees received from the Swap
Counterparty (as described below under "--Termination Fees") to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-MFL
Certificates.

Any conversion to distributions equal to distributions on the Class A-MFL
Regular Interest pursuant to a Swap Default will become permanent following the determination by the Paying Agent or the holders of 25% of the Class A-MFL
Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-MFL
Certificates. Any such Swap Default and the consequent conversion to distributions equal to distributions on the Class A-MFL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-MFL Regular
Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-MFL Certificates if notice of the resulting change in payment terms of the Class A-MFL Certificates is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

The Paying Agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the Swap
Counterparty under the Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-MFL Regular Interest for such
Distribution Date is actually received by the Paying Agent.

Termination Fees. In the event of the termination of the Swap Contract and the failure of the Swap Counterparty to replace the Swap Contract, the Swap
Counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another swap counterparty. If the termination fee is not used to pay for a replacement swap contract, then that termination fee will be distributed to the Class A-MFL
Certificateholders.

The Swap Counterparty. JPMCB is the Swap Counterparty under the Swap Contract.
JPMCB is also a Mortgage Loan Seller and an affiliate of J.P. Morgan Chase
Commercial Mortgage Securities Corp., which is the Depositor and is an affiliate of J.P. Morgan Securities Inc., which is an underwriter.

                                    4 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCB is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the
Office of the Comptroller of the Currency, a bureau of the United States
Department of the Treasury. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

The long-term certificates of deposit of JPMCB are rated "A1" by Moody's and
"A+" by S&P and Fitch, as of the date of this free writing prospectus.

JPMorgan Chase & Co. files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include additional financial information regarding the Swap Counterparty and may be obtained at the website maintained by the Securities and Exchange
Commission at http://www.sec.gov.

   5. Characteristics of certain Classes of Certificates have been modified as set forth under the heading "Approximate Securities Structure" and
      "Structural Overview" in Annex A to this Supplement.

B. The following is additional information modifying the information contained in the Transaction Free Writing Prospectus:

   1. Characteristics of the Mortgage Loans have been modified as set forth under the headings "Collateral Characteristics," "Top Fifteen Mortgage
      Loans" and "Certain Pool Characteristics of the Mortgage Loans and
      Mortgaged Properties" in Annex B to this Supplement.

   2. Characteristics of the Mortgage Loans have been modified as set forth under the heading "Certain Mortgage Loan Characteristic Changes" in Annex
      C to this Supplement.

   3. Schedule II to the Free Writing Prospectus titled "Class X-2 Component
      Notional Amounts" is deleted in its entirety and is replaced with Annex D to this Supplement.

   4. Schedule III to the Free Writing Prospectus titled "Class A-SB Planned
      Principal Balance" is deleted in its entirety and is replaced with Annex E to this Supplement.

                                    5 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                                         ANNEX A

JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                        APPROXIMATE SECURITIES STRUCTURE
--------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES
------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                          APPROXIMATE
                                                            INITIAL
              EXPECTED RATINGS        APPROXIMATE       CREDIT SUPPORT      EXPECTED WEIGHTED   EXPECTED PAYMENT
 CLASS      (MOODY'S/S&P/FITCH)       FACE AMOUNT(1)    (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)    WINDOW(3)
-----------------------------------------------------------------------------------------------------------------------

 A-1            Aaa/AAA/AAA         $   29,042,000           30.000%                2.58          10/07-02/12
 A-2            Aaa/AAA/AAA         $  105,103,000           30.000%                4.92          03/12-10/12
 A-3            Aaa/AAA/AAA         $  208,581,000           30.000%                6.73          10/13-10/14
 A-4            Aaa/AAA/AAA         $  991,709,000           30.000%                9.80          11/16-08/17
 A-SB           Aaa/AAA/AAA         $   84,435,000           30.000%                7.00          02/12-11/16
 A-1A           Aaa/AAA/AAA         $  361,383,000           30.000%                8.62          10/07-08/17
 X-2            Aaa/AAA/AAA         $2,457,314,000             N/A                  N/A               N/A
 A-M            Aaa/AAA/AAA         $  219,322,000           20.000%                9.94          08/17-09/17
 A-MFL          Aaa/AAA/AAA(4)      $   35,000,000(5)        20.000%                9.94          08/17-09/17
 A-J            Aaa/AAA/AAA         $  152,593,000           14.000%                9.96          09/17-09/17
-----------------------------------------------------------------------------------------------------------------------

PRIVATELY OFFERED CLASSES
-------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                       APPROXIMATE
                                                         INITIAL
               EXPECTED RATINGS        APPROXIMATE    CREDIT SUPPORT     EXPECTED WEIGHTED     EXPECTED PAYMENT
 CLASS      (MOODY'S/S&P/FITCH)       FACE AMOUNT(1) (% OF BALANCE)(2)  AVG. LIFE (YEARS)(3)       WINDOW(3)
-----------------------------------------------------------------------------------------------------------------------

 X-1            Aaa/AAA/AAA         $2,543,219,456          N/A                  N/A                  N/A
 B              Aa1/AA+/AA+         $   31,790,000        12.750%                N/A                  N/A
 C               Aa2/AA/AA          $   25,433,000        11.750%                N/A                  N/A
 D              Aa3/AA-/AA-         $   28,611,000        10.625%                N/A                  N/A
 E                A1/A+/A+          $   22,253,000         9.750%                N/A                  N/A
 F                 A2/A/A           $   22,253,000         8.875%                N/A                  N/A
 G                A3/A-/A-          $   25,432,000         7.875%                N/A                  N/A
 H             Baa1/BBB+/BBB+       $   34,970,000         6.500%                N/A                  N/A
 J              Baa2/BBB/BBB        $   31,790,000         5.250%                N/A                  N/A
 K             Baa3/BBB-/BBB-       $   28,611,000         4.125%                N/A                  N/A
 L               NR/BB+/BB+         $   31,790,000         2.875%                N/A                  N/A
 M                NR/BB/BB          $    9,537,000         2.500%                N/A                  N/A
 N               NR/BB-/BB-         $    6,359,000         2.250%                N/A                  N/A
 P                NR/B+/NR          $   19,074,000         1.500%                N/A                  N/A
 Q                NR/B/NR           $    3,179,000         1.375%                N/A                  N/A
 T                NR/B-/NR          $    9,537,000         1.000%                N/A                  N/A
 NR               NR/NR/NR          $   25,432,456          N/A                  N/A                  N/A
-----------------------------------------------------------------------------------------------------------------------

(1)  Approximate, subject to a permitted variance of plus or minus 5%.

(2)  The credit support percentages set forth for Class A-1, Class A-2, Class
     A-3, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate. The credit support percentages set forth for the Class A-M and A-MFL certificates are represented in the aggregate.

(3)  The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
     Considerations--Weighted Average Life" in the free writing prospectus, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

(4)  The ratings assigned to the Class A-MFL certificates only reflect the
     receipt of a fixed rate of interest at a rate equal to    % per annum.

(5)  The certificate balance of the Class A-MFL certificates will be equal to the certificate balance of the Class A-MFL regular interest.

                                    6 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
o    For the purposes of making distributions to the Class A-1, A-2, A-3, A-4,
     A-SB and A-1A Certificates, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2"). Generally, interest and principal distributions on the Class A-1, A-2, A-3, A-4 and
     A-SB Certificates will be based on amounts available relating to Loan Group
     1 and interest and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

o    Interest payments will be made concurrently to the Class A-1, A-2, A-3,
     A-4, A-SB and A-1A (pro rata to the Class A-1, A-2, A-3, A-4 and A-SB
     Certificates, from Loan Group 1, and to the Class A-1A Certificates from
     Loan Group 2, the foregoing classes, collectively, the "Class A
     Certificates") and Class X-1 and Class X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and Class X-2 Certificates), interest will be paid to the
     Class A-M Certificates and Class A-MFL Regular Interest, pro rata, and then sequentially to the Class A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, T
     and NR Certificates (and the fixed rate interest payments to the Class
     A-MFL Regular Interest will be swapped into floating rate interest payments to be paid to the Class A-MFL Certificates, as described in this
     Supplement).

o    The pass-through rates on the Class A-1, A-2, A-3, A-4, A-SB, A-1A, A-M,
     A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, T and NR Certificates and
     the Class A-MFL Regular Interest will equal one of (i) a fixed rate, (ii)
     the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii)
     above and (iv) the rate described in clause (ii) above less a specified percentage. In the aggregate, the Class X-1 and Class X-2 Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates (other than the Class A-MFL Certificates)
     and the Class A-MFL Regular Interest.

     The pass-through rate on the Class A-MFL Certificates will be based on
     LIBOR plus a specified percentage, provided, that interest payments made under the swap contract are subject to reduction as described in this
     Supplement. The initial LIBOR rate will be determined 2 LIBOR business days prior to the Closing Date, and subsequent LIBOR rates will be determined 2
     LIBOR business days before the start of the Class A-MFL interest accrual period. Under certain circumstances described in this Supplement, the pass-through rate for the Class A-MFL Certificates may convert to a fixed rate. See "Description of the Swap Contract--The Swap Contract" in this
     Supplement.

     All Classes (except for the Class A-MFL Certificates) and the Class A-MFL
     Regular Interest will accrue interest on a 30/360 basis. The Class A-MFL
     Certificates will accrue interest on an actual/360 basis; provided that if the pass-through rate for the Class A-MFL Certificates converts to a fixed rate, interest on such Class will accrue on a 30/360 basis.

o    Generally, the Class A-1, A-2, A-3, A-4 and A-SB Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A
     Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balances of the Class A-4 and A-SB Certificates have been reduced to zero. However, on any distribution date on which the certificate balances of the Class A-M Certificates through Class NR
     Certificates and the Class A-MFL Regular Interest have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed (without regard to loan group) to the
     Class A-1, A-2, A-3, A-4, A-SB and A-1A Certificates on a pro rata basis.
     Principal will generally be distributed on each Distribution Date to the
     Class of Certificates outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero (except that the Class A-SB Certificates are entitled to certain priority with respect to being paid down to their planned principal balance as described in the free writing prospectus). After the certificate balances of the Class A-1, A-2, A-3, A-4, A-SB and A-1A Certificates have been reduced to zero, principal payments will be paid first to the Class
     A-M Certificates and Class A-MFL Regular Interest, pro rata, and then sequentially to the Class A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, T
     and NR Certificates, until the certificate balance for each such Class has been reduced to zero. The Class X-1 and Class X-2 Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

o    Losses will be borne by the Classes (other than the Class X-1 and X-2
     Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates, then to the Class A-J Certificates, then to the Class A-M Certificates and Class A-MFL Regular Interest (and
     correspondingly to the Class A-MFL Certificates), pro rata, and then pro rata to the Class A-1, A-2, A-3, A-4, A-SB and A-1A Certificates (without regard to the Class A-SB planned principal balance).

--------------------------------------------------------------------------------

                                    7 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
o    Yield Maintenance Charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated in the following manner: the holders of each class of offered certificates (other than the Class A-MFL and Class X-2 Certificates) and the Class A-MFL Regular Interest and the
     Class B, C, D, E, F, G, H, J and K Certificates will receive (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2,
     A-3, A-4, A-SB and A-1A Certificates) on each Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1
     Certificates). Any Yield Maintenance Charges payable to the Class A-MFL
     Regular Interest will be paid to the swap counterparty if the swap contract is in effect, otherwise, such amount will be paid to the Class A-MFL
     Certificates.

                   Group Principal Paid to Class     (Pass-Through Rate on Class - Discount Rate)
      YM Charge x  -----------------------------  x   -------------------------------------------
                     Group Total Principal Paid         (Mortgage Rate on Loan - Discount Rate)

o    Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 certificates.

The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any P&I
Advance will be reduced in proportion to such adjustment.

-------------------------------------------------------------------------------

                                    8 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

                                                                         ANNEX B

--------------------------------------------------------------------------------
                           COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

COLLATERAL CHARACTERISTICS                                       MORTGAGE LOANS        LOAN GROUP 1      LOAN GROUP 2
--------------------------                                      ----------------     --------------      ------------

      INITIAL POOL BALANCE (IPB):                                $2,543,219,457      $2,181,836,223      $361,383,234
      NUMBER OF MORTGAGE LOANS:                                             143                 112                31
      NUMBER OF MORTGAGED PROPERTIES:                                       226                 195                31
      AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:            $   17,784,751      $   19,480,681      $ 11,657,524
      AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:                 $   11,253,183      $   11,188,904      $ 11,657,524
      WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                     6.22147%            6.22008%          6.22989%
      WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                            1.29x               1.31x             1.19x
      WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV)(1):               72.4%               72.7%             70.7%
      WEIGHTED AVERAGE MATURITY DATE LTV(1),(2):                          68.3%               68.6%             66.4%
      WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS):          112 months          113 months        106 months
      WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(3):       354 months          353 months        360 months
      WEIGHTED AVERAGE SEASONING (MONTHS):                              1 month             1 month          2 months
      10 LARGEST MORTGAGE LOANS AS % OF IPB:                              47.4%               54.7%             67.3%
      % OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                           21.6%               23.9%              7.6%
      % OF MORTGAGED PROPERTIES WITH SINGLE TENANTS:                      17.3%               20.2%              0.0%

(1)  With respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values rather than the "as-is" value or with certain other adjustments as defined in the related appraisal.

(2)  Excludes the fully amortizing mortgage loans.

(3)  Excludes mortgage loans that are interest-only for the entire term.

                                    9 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                          TOP FIFTEEN MORTGAGE LOANS(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
LOAN                                                                   NUMBER OF  LOAN
SELLER(2) LOAN NAME                                CITY, STATE        PROPERTIES  GROUP
--------------------------------------------------------------------------------------------

 JPMCB    Centro -- New Plan Pool I                Various, Various       18         1

 JPMCB    Gurnee Mills                             Gurnee, IL              1         1

 JPMCB    North Hills Mall                         Raleigh, NC             1         1

 JPMCB    Sawgrass Mills Mall                      Sunrise, FL             1         1

 JPMCB    Colony Portfolio VII                     Various, Various        9         1

--------------------------------------------------------------------------------------------
 JPMCB    USFS Industrial Distribution Portfolio   Various, Various       38         1

 JPMCB    Clark Tower                              Memphis, TN             1         1

 JPMCB    Lakeshore Apartments(3)                  Indianapolis, IN        1         2

 JPMCB    STF Portfolio                            Various, Various       19         1

 CIBC     Baldwin Park Retail(3)                   Orlando, FL             1         1

--------------------------------------------------------------------------------------------
 JPMCB    Portola Plaza Hotel                      Monterey, CA            1         1

 JPMCB    Zeman Crossed Portfolio                  Various, Various        3         2

 CIBC     International Aluminum Portfolio         Various, Various        7         1

 CIBC     Pillsbury Winthrop                       Palo Alto, CA           1         1

 JPMCB    Everbank Building                        Jacksonville, FL        1         1
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
LOAN        CUT-OFF DATE   % OF       SF/UNITS/     UW      CUT-OFF            PROPERTY
SELLER(2)     BALANCE      IPB       ROOMS/BEDS    DSCR    LTV RATIO             TYPE
--------------------------------------------------------------------------------------------

 JPMCB     $300,000,000   11.8%       3,144,729   1.17x      75.7%               Retail

 JPMCB     $246,000,000    9.7%       1,558,930   1.21x      79.0%               Retail

 JPMCB     $141,150,000    5.6%         585,798   1.20x      75.1%               Retail

 JPMCB     $139,411,765    5.5%       1,991,491   1.20x      80.0%               Retail

 JPMCB     $107,323,000    4.2%       1,662,810   1.55x      60.1%              Various

--------------------------------------------------------------------------------------------
 JPMCB     $ 67,709,413    2.7%       9,042,097   1.60x      75.0%              Various

 JPMCB     $ 60,750,000    2.4%         657,245   1.23x      75.5%               Office

 JPMCB     $ 52,200,000    2.1%             740   1.10x      76.8%            Multifamily

 JPMCB     $ 49,000,000    1.9%       1,200,274   1.15x      77.8%             Industrial

 CIBC      $ 41,500,000    1.6%         182,463   1.15x      72.8%               Retail

--------------------------------------------------------------------------------------------
 JPMCB     $ 40,000,000    1.6%             379   3.37x      38.3%               Hotel

 JPMCB     $ 39,005,000    1.5%           1,356   1.13x      68.6%       Manufactured Housing

 CIBC      $ 39,000,000    1.5%         757,266   1.35x      71.7%             Industrial

 CIBC      $ 39,000,000    1.5%          82,000   1.32x      73.1%               Office

 JPMCB     $ 38,800,000    1.5%         207,022   1.10x      75.9%             Mixed Use
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
 Top 5 Total/Weighted Average:   $  933,884,765   36.7%      1.23x   75.3%
Top 10 Total/Weighted Average:   $1,205,044,178   47.4%      1.24x   75.4%
Top 15 Total/Weighted Average:   $1,400,849,178   55.1%      1.30x   74.0%
---------------------------------------------------------------------------------------------

(1)  Information with respect to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the Gurnee Mills mortgage loan, the
     Sawgrass Mills Mall mortgage loan and the USFS Industrial Distribution
     Portfolio mortgage loan, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans and excludes any related subordinate companion loan(s). In addition, because the Colony VII
     Portfolio mortgage loan, which is secured by nine mortgaged properties, is evidenced by three promissory notes, each with its own maturity and prepayment date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as nine cross-collateralized and cross-defaulted mortgage loans, each of which is secured by a single mortgaged property.

(2)  "JPMCB" = JPMorgan Chase Bank, N.A.; "CIBC" = CIBC Inc.

(3)  The loan-to-value ratios for Lakeshore Apartments and Baldwin Park Retail mortgage loans were calculated using "as-stabilized" values. The "as-is"
     appraised values for the the related mortgage loans are $63,000,000 and
     $55,000,000, respectively and the loan-to-value ratios are 82.9% and 75.5%, respectively.

                                    10 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
  CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        CUT-OFF DATE PRINCIPAL BALANCES
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                          WEIGHTED AVERAGES
                                                                       --------------------------------------------------------
                                               AGGREGATE        % OF                 STATED                CUT-OFF
                                NUMBER OF       CUT-OFF       INITIAL               REMAINING                DATE     LTV RATIO
                                MORTGAGE          DATE          POOL   MORTGAGE       TERM      UW           LTV         AT
 CUT-OFF DATE BALANCES            LOANS         BALANCE       BALANCE    RATE        (MOS.)    DSCR         RATIO(1)  MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------------

$     1,116,000-$2,999,999          13      $   29,577,500       1.2%  6.2519%         107     1.35x         67.4%      63.7%
$     3,000,000-$3,999,999           7          25,202,570       1.0   6.3329%         128     1.19x         72.9%      59.1%
$     4,000,000-$4,999,999          14          63,989,772       2.5   6.4874%         104     1.30x         71.1%      65.7%
$     5,000,000-$6,999,999          20         119,534,526       4.7   6.3099%          97     1.27x         71.2%      64.4%
$     7,000,000-$9,999,999          26         215,562,565       8.5   6.3468%         117     1.31x         71.4%      62.1%
$   10,000,000-$14,999,999          25         302,750,827      11.9   6.2692%         111     1.24x         73.0%      67.2%
$   15,000,000-$24,999,999          19         363,451,519      14.3   6.3063%         112     1.31x         68.1%      62.5%
$   25,000,000-$49,999,999          12         415,929,000      16.4   6.3581%         111     1.50x         66.0%      61.4%
$   50,000,000-$99,999,999           3         180,659,413       7.1   6.1561%         119     1.33x         75.7%      73.0%
$ 100,000,000-$300,000,000           4         826,561,765      32.5   6.0417%         113     1.19x         77.3%      75.6%
-------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                            143      $2,543,219,457     100.0%  6.2215%         112     1.29X         72.4%      68.0%
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED AVERAGES
                                                               ----------------------------------------------------------
                                        AGGREGATE       % OF                 STATED                 CUT-OFF
                        NUMBER OF       CUT-OFF       INITIAL               REMAINING                DATE     LTV RATIO
                        MORTGAGE          DATE          POOL     MORTGAGE     TERM         UW        LTV         AT
 MORTGAGE RATES           LOANS         BALANCE       BALANCE      RATE      (MOS.)       DSCR      RATIO(1)  MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

 5.4465%-5.4999%             1      $   40,000,000       1.6%     5.4465%     119         3.37x      38.3%      38.3%
 5.5000%-5.7499%             4          43,140,000       1.7      5.5984%     119         2.03x      59.7%      53.5%
 5.7500%-5.9999%            23         624,957,921      24.6      5.8042%     108         1.21x      77.1%      75.2%
 6.0000%-6.2499%            29         490,575,146      19.3      6.1138%     106         1.34x      69.7%      66.6%
 6.2500%-6.4999%            35         786,694,871      30.9      6.3877%     117         1.23x      73.4%      67.6%
 6.5000%-7.0000%            51         557,851,519      21.9      6.6530%     114         1.22x      71.5%      65.0%
-------------------------------------------------------------------------------------------------------------------------
 TOTAL:                    143      $2,543,219,457     100.0%     6.2215%     112         1.29X      72.4%      68.0%
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       ORIGINAL TERM TO MATURITY IN MONTHS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                                 WEIGHTED AVERAGES
                                                              -----------------------------------------------------------
                                       AGGREGATE       % OF                   STATED                CUT-OFF
                       NUMBER OF       CUT-OFF       INITIAL                 REMAINING               DATE     LTV RATIO
ORIGINAL TERM TO       MORTGAGE          DATE          POOL     MORTGAGE       TERM      UW           LTV         AT
MATURITY IN MONTHS       LOANS         BALANCE       BALANCE      RATE        (MOS.)    DSCR         RATIO(1) MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

 60-72                     20      $  204,410,830       8.0%    6.2584%          61     1.38x         66.6%      65.3%
 73-84                      7         182,280,814       7.2     5.9078%          82     1.26x         76.1%      75.7%
 85-120                   112       2,115,935,242      83.2     6.2430%         119     1.29x         72.8%      68.2%
 121-240                    4          40,592,570       1.6     6.3238%         157     1.23x         65.6%      37.3%
-------------------------------------------------------------------------------------------------------------------------
 TOTAL:                   143      $2,543,219,457     100.0%    6.2215%         112     1.29X         72.4%      68.0%
-------------------------------------------------------------------------------------------------------------------------

(1)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                    11 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                      REMAINING TERM TO MATURITY IN MONTHS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                                 WEIGHTED AVERAGES
                                                              --------------------------------------------------------
                                       AGGREGATE        % OF                 STATED                 CUT-OFF
                       NUMBER OF       CUT-OFF        INITIAL               REMAINING                DATE     LTV RATIO
REMAINING TERM TO      MORTGAGE          DATE          POOL     MORTGAGE      TERM      UW            LTV        AT
MATURITY IN MONTHS       LOANS         BALANCE        BALANCE      RATE      (MOS.)    DSCR         RATIO(1)  MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

 54-60                     19      $  177,080,830       7.0%     6.2879%        59     1.35x         67.6%      66.1%
 61-84                      8         209,610,814       8.2      5.9285%        81     1.30x         74.0%      73.6%
 85-120                   112       2,115,935,242      83.2      6.2430%       119     1.29x         72.8%      68.2%
 121-239                    4          40,592,570       1.6      6.3238%       157     1.23x         65.6%      37.3%
-------------------------------------------------------------------------------------------------------------------------
 TOTAL:                   143      $2,543,219,457     100.0%     6.2215%       112     1.29X         72.4%      68.0%
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(2)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED AVERAGES
                                                                 -----------------------------------------------------------
                                           AGGREGATE      % OF                  STATED                CUT-OFF
                           NUMBER OF       CUT-OFF      INITIAL               REMAINING                 DATE      LTV RATIO
ORIGINAL AMORTIZATION      MORTGAGE         DATE          POOL     MORTGAGE      TERM        UW         LTV          AT
TERM IN MONTHS               LOANS         BALANCE      BALANCE      RATE       (MOS.)      DSCR       RATIO(1)   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------

 180-240                        5      $   28,297,232      1.7%    6.3389%      151         1.24x       61.8%      25.4%
 241-300                        6          79,950,000      4.7     6.6436%      127         1.30x       65.7%      51.6%
 301-360                      101       1,583,426,547     93.6     6.3558%      115         1.22x       72.8%      67.1%
----------------------------------------------------------------------------------------------------------------------------
 TOTAL:                       112      $1,691,673,779    100.0%    6.3692%      116         1.23X       72.3%      65.7%
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(2)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                                                     WEIGHTED AVERAGES
                                                                  ----------------------------------------------------------
                                            AGGREGATE      % OF                 STATED                CUT-OFF
                            NUMBER OF       CUT-OFF      INITIAL              REMAINING                 DATE     LTV RATIO
REMAINING AMORTIZATION      MORTGAGE         DATE          POOL     MORTGAGE     TERM         UW        LTV          AT
TERM IN MONTHS                LOANS         BALANCE      BALANCE      RATE      (MOS.)       DSCR     RATIO(1)   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------

 180-240                         5      $   28,297,232      1.7%     6.3389%     151         1.24x      61.8%      25.4%
 241-300                         6          79,950,000      4.7      6.6436%     127         1.30x      65.7%      51.6%
 301-360                       101       1,583,426,547     93.6      6.3558%     115         1.22x      72.8%      67.1%
----------------------------------------------------------------------------------------------------------------------------
 TOTAL:                        112      $1,691,673,779    100.0%     6.3692%     116         1.23X      72.3%      65.7%
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                                                      WEIGHTED AVERAGES
                                                                   --------------------------------------------------------
                                            AGGREGATE      % OF                   STATED               CUT-OFF
                            NUMBER OF       CUT-OFF       INITIAL               REMAINING                DATE     LTV RATIO
                            MORTGAGE          DATE          POOL     MORTGAGE      TERM        UW       LTV         AT
 AMORTIZATION TYPES           LOANS         BALANCE       BALANCE      RATE       (MOS.)      DSCR      RATIO(1)   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------

 BALLOON LOANS
 PARTIAL INTEREST-ONLY          73      $1,334,047,000      52.5%    6.3711%      116         1.19x      73.6%      68.4%
 INTEREST-ONLY                  31         851,545,678      33.5     5.9281%      104         1.42x      72.7%      72.6%
 BALLOON                        37         346,284,209      13.6     6.3666%      114         1.37x      67.5%      57.3%
----------------------------------------------------------------------------------------------------------------------------
 TOTAL:                        141      $2,531,876,887      99.6%    6.2215%      112         1.29X      72.5%      68.3%
----------------------------------------------------------------------------------------------------------------------------
 FULLY AMORTIZING LOANS          2      $   11,342,570       0.4%    6.2166%      200         1.15x      60.4%       1.1%
----------------------------------------------------------------------------------------------------------------------------
 TOTAL:                        143      $2,543,219,457     100.0%    6.2215%      112         1.29X      72.4%      68.0%
----------------------------------------------------------------------------------------------------------------------------

(1)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

(2)  Excludes mortgage loans that are interest-only for the entire term.

                                    12 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                                           WEIGHTED AVERAGES
                                                                        --------------------------------------------------------
                                                 AGGREGATE        % OF                 STATED               CUT-OFF
                                 NUMBER OF       CUT-OFF       INITIAL               REMAINING                DATE     LTV RATIO
UNDERWRITTEN CASH FLOW           MORTGAGE          DATE          POOL     MORTGAGE      TERM      UW          LTV         AT
DEBT SERVICE COVERAGE RATIOS       LOANS         BALANCE       BALANCE      RATE       (MOS.)    DSCR       RATIO(1)   MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------

 1.10X-1.14X                         14      $  236,647,570       9.3%     6.2638%      110     1.11x         72.6%      67.5%
 1.15X-1.19X                         41         784,396,194      30.8      6.4035%      117     1.16x         74.6%      68.5%
 1.20X-1.29X                         42         911,615,589      35.8      6.0458%      113     1.22x         76.2%      73.2%
 1.30X-1.49X                         26         311,121,008      12.2      6.4021%      112     1.37x         68.2%      60.8%
 1.50X-1.99X                         18         239,439,096       9.4      6.2006%       92     1.62x         64.7%      64.5%
 2.00X-3.37X                          2          60,000,000       2.4      5.4913%      119     3.21x         37.7%      35.7%
--------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                             143      $2,543,219,457     100.0%     6.2215%      112     1.29X         72.4%      68.0%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            CUT-OFF DATE LTV RATIOS(1)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                                                      WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------
                                            AGGREGATE      % OF                   STATED               CUT-OFF
                             NUMBER OF       CUT-OFF      INITIAL               REMAINING                DATE     LTV RATIO
                             MORTGAGE         DATE         POOL      MORTGAGE      TERM      UW          LTV          AT
 CUT-OFF DATE LTV RATIOS       LOANS         BALANCE      BALANCE      RATE       (MOS.)    DSCR       RATIO(1)   MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------

 36.4%-50.0%                      4      $   69,200,000      2.7%     5.5944%      114     3.00x         38.4%      36.7%
 50.1%-60.0%                      5          76,985,345      3.0      6.2799%      117     1.37x         55.8%      42.0%
 60.1%-65.0%                     21         221,103,593      8.7      6.2227%       93     1.49x         61.5%      59.0%
 65.1%-70.0%                     27         277,183,965     10.9      6.4390%      112     1.21x         67.9%      60.7%
 70.1%-75.0%                     36         516,790,993     20.3      6.5068%      115     1.29x         72.9%      66.7%
 75.1%-80.0%                     50       1,381,955,561     54.3      6.0991%      113     1.19x         77.5%      74.4%
------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                         143      $2,543,219,457    100.0%     6.2215%      112     1.29X         72.4%      68.0%
------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          MATURITY DATE LTV RATIOS(1),(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                                               WEIGHTED AVERAGES
                                                            --------------------------------------------------------
                                   AGGREGATE       % OF                  STATED               CUT-OFF
                   NUMBER OF       CUT-OFF       INITIAL                REMAINING               DATE    LTV RATIO
MATURITY DATE      MORTGAGE          DATE          POOL     MORTGAGE      TERM        UW        LTV         AT
LTV RATIOS           LOANS         BALANCE       BALANCE      RATE       (MOS.)      DSCR     RATIO(1)  MATURITY(1)
--------------------------------------------------------------------------------------------------------------------

 30.5%-50.0%           10      $  166,879,662       6.6%     6.0380%      119        2.02x     50.9%      42.5%
 50.1%-60.0%           13         125,746,122       5.0      6.4844%      117        1.30x     64.6%      56.1%
 60.1%-65.0%           41         416,286,283      16.4      6.2844%      104        1.37x     66.7%      61.9%
 65.1%-70.0%           34         404,304,642      16.0      6.5221%      111        1.21x     73.0%      67.0%
 70.1%-75.0%           29         833,395,413      32.9      6.2918%      117        1.21x     76.5%      72.1%
 75.1%-80.0%           14         585,264,765      23.1      5.8649%      106        1.21x     78.3%      78.3%
--------------------------------------------------------------------------------------------------------------------
 TOTAL:               141      $2,531,876,887     100.0%     6.2215%      112        1.29X     72.5%      68.3%
--------------------------------------------------------------------------------------------------------------------

(1)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

(2)  Excludes mortgage loans that are fully amortizing.

                                    13 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                          PROPERTY TYPE DISTRIBUTION(1)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                                                            WEIGHTED AVERAGES
                                                                                  --------------------------------------
                                                    AGGREGATE           % OF                     CUT-OFF
                                 NUMBER OF          CUT-OFF           INITIAL                     DATE
                                MORTGAGED             DATE              POOL          UW          LTV
 PROPERTY TYPE                  PROPERTIES          BALANCE           BALANCE        DSCR        RATIO(2)        OCCUPANCY
----------------------------------------------------------------------------------------------------------------------------

 RETAIL
 Anchored                            45        $  1,095,634,248        43.1%        1.20x        75.9%          95.8%
 Unanchored                          12              61,513,570         2.4         1.27x        70.6%          92.4%
 Shadow Anchored                      1              12,500,000         0.5         1.20x        79.9%          84.2%
                                  -------------------------------------------------------------------------------------------
 SUBTOTAL:                           58        $  1,169,647,818        46.0%        1.20X        75.6%          95.5%
 OFFIC
 Suburban                            34        $    416,979,378        16.4%        1.28x        71.7%          95.1%
 CBD                                  7              79,500,000         3.1         1.75x        61.4%          94.3%
                                  -------------------------------------------------------------------------------------------
 SUBTOTAL:                           41        $    496,479,378        19.5%        1.35X        70.0%          94.9%
 MULTIFAMILY
 Garden                              19        $    246,388,504         9.7%        1.15x        73.1%          94.2%
 Mid/High Rise                        6              27,800,000         1.1         1.33x        71.4%          95.9%
 Student Housing                      2              17,839,729         0.7         1.32x        68.5%          97.7%
                                  -------------------------------------------------------------------------------------------
 SUBTOTAL:                           27        $    292,028,234        11.5%        1.18X        72.7%          94.6%
 INDUSTRIAL
 Warehouse/Distribution              70        $    194,520,375         7.6%        1.41x        72.1%          97.0%
 Flex                                 3              29,363,000         1.2         1.15x        77.4%          99.6%
                                  -------------------------------------------------------------------------------------------
 SUBTOTAL:                           73        $    223,883,375         8.8%        1.38X        72.8%          97.3%
 HOTEL
 Limited Service                      9        $     84,580,306         3.3%        1.60x        66.9%           NAP
 Full Service                         5              81,521,938         3.2         2.32x        54.8%           NAP
                                  -------------------------------------------------------------------------------------------
 SUBTOTAL:                           14        $    166,102,244         6.5%        1.96X        61.0%           NAP
 MIXED USE
 Office/Retail                        1        $     38,800,000         1.5%        1.10x        75.9%          86.1%
 Office/Industrial                    4              29,323,408         1.2         1.21x        67.0%          94.1%
 Multifamily/Retail                   1              27,300,000         1.1         1.38x        52.3%          97.4%
 Office/Retail/Industrial             1              22,750,000         0.9         1.15x        68.5%         100.0%
                                  -------------------------------------------------------------------------------------------
 SUBTOTAL:                            7        $    118,173,408         4.6%        1.20X        66.8%          93.4%
 MANUFACTURED HOUSING                 4        $     46,905,000         1.8%        1.13x        69.4%          88.1%
 PARKING GARAGE                       2        $     30,000,000         1.2%        1.29x        71.5%           NAP
------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                             226        $  2,543,219,457       100.0%        1.29X        72.4%          95.2%
------------------------------------------------------------------------------------------------------------------------------

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(2)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                    14 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                      MORTGAGED PROPERTIES BY LOCATION(1)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED AVERAGES
                                                                 --------------------------------------------------------
                                         AGGREGATE        % OF                  STATED               CUT-OFF
                          NUMBER OF       CUT-OFF       INITIAL               REMAINING                DATE     LTV RATIO
                          MORTGAGED         DATE          POOL     MORTGAGE      TERM        UW        LTV         AT
 LOCATION                PROPERTIES       BALANCE       BALANCE      RATE       (MOS.)      DSCR     RATIO(2)  MATURITY(2)
-------------------------------------------------------------------------------------------------------------------------

 ILLINOIS                     11      $  332,269,750      13.1%     5.9544%      112     1.21x         76.9%      75.9%
 FLORIDA                      16         331,483,035      13.0      6.1479%      102     1.19x         76.7%      73.5%
 CALIFORNIA                   18         283,367,021      11.1      6.3385%      114     1.59x         64.4%      60.2%
 TEXAS                        46         261,873,935      10.3      6.3582%      120     1.21x         73.6%      65.4%
 NORTH CAROLINA                6         185,101,423       7.3      6.1168%      118     1.22x         75.1%      73.9%
 NEW YORK                     15         113,587,861       4.5      6.1147%      116     1.73x         63.4%      59.5%
 ARIZONA                       9          97,909,150       3.8      6.5325%      119     1.15x         71.2%      67.1%
 OHIO                         11          96,827,673       3.8      6.3597%      119     1.25x         69.7%      60.4%
 NEW JERSEY                    7          81,289,527       3.2      6.1535%      118     1.18x         77.0%      70.3%
 INDIANA                       5          77,514,750       3.0      5.9566%      113     1.16x         76.0%      71.1%
 MICHIGAN                      6          75,660,000       3.0      6.4475%      127     1.21x         74.2%      64.4%
 GEORGIA                       7          73,797,500       2.9      6.3562%      110     1.21x         74.1%      69.5%
 TENNESSEE                     2          72,450,000       2.8      6.1600%      109     1.25x         76.2%      73.1%
 MASSACHUSETTS                 6          52,210,000       2.1      6.2472%      112     1.24x         70.5%      64.3%
 KANSAS                        5          49,123,164       1.9      6.2329%       93     1.45x         66.4%      62.7%
 SOUTH CAROLINA                4          33,977,500       1.3      6.4118%      118     1.30x         73.1%      67.8%
 PENNSYLVANIA                  5          30,836,132       1.2      6.3569%       92     1.34x         69.3%      62.5%
 VIRGINIA                      5          29,137,750       1.1      6.5927%      120     1.32x         73.2%      66.9%
 COLORADO                      4          28,181,250       1.1      6.2909%       83     1.50x         63.3%      61.0%
 DISTRICT OF COLUMBIA          1          27,300,000       1.1      5.8210%      108     1.38x         52.3%      47.7%
 MISSOURI                      3          24,725,000       1.0      6.0378%       86     1.50x         64.0%      61.7%
 NEW MEXICO                    3          22,025,551       0.9      6.3863%      118     1.20x         76.2%      70.6%
 ALABAMA                       2          21,412,925       0.8      6.4564%       63     1.17x         72.3%      70.8%
 WISCONSIN                     3          21,126,500       0.8      6.4413%      120     1.20x         74.1%      68.2%
 NEVADA                        2          20,332,500       0.8      6.3834%      120     1.24x         75.6%      71.7%
 KENTUCKY                      3          19,523,188       0.8      6.5543%      120     1.28x         65.5%      57.0%
 IDAHO                         3          16,666,149       0.7      6.4302%       95     1.20x         76.7%      70.5%
 UTAH                          2          13,744,395       0.5      5.9968%      114     1.26x         74.7%      63.7%
 MAINE                         1          12,650,000       0.5      5.8000%      117     1.15x         79.8%      79.8%
 WASHINGTON                    1           7,926,595       0.3      5.9400%      118     1.23x         65.4%      55.5%
 IOWA                          1           7,200,000       0.3      6.4300%       60     1.77x         75.0%      70.6%
 OKLAHOMA                      3           6,813,233       0.3      6.4894%      119     1.43x         72.5%      68.1%
 MARYLAND                      2           6,638,000       0.3      6.7362%       85     1.33x         75.6%      75.6%
 OREGON                        1           2,690,000       0.1      6.9000%      120     1.20x         69.9%      60.8%
 MINNESOTA                     2           2,211,813       0.1      6.3830%      119     1.60x         75.0%      75.0%
 CONNECTICUT                   1           1,612,500       0.1      6.3830%      119     1.60x         75.0%      75.0%
 NORTH DAKOTA                  2           1,174,438       0.0      6.3830%      119     1.60x         75.0%      75.0%
 NEBRASKA                      1             462,250       0.0      6.3830%      119     1.60x         75.0%      75.0%
 WEST VIRGINIA                 1             387,000       0.0      6.3830%      119     1.60x         75.0%      75.0%
-------------------------------------------------------------------------------------------------------------------------
 TOTAL:                      226      $2,543,219,457     100.0%     6.2215%      112     1.29X         72.4%      68.0%
-------------------------------------------------------------------------------------------------------------------------

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(2)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                    15 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
                          YEARS BUILT/RENOVATED(1),(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                                                     WEIGHTED AVERAGES
                                                                  --------------------------------------------------------
                                          AGGREGATE        % OF                  STATED               CUT-OFF
                           NUMBER OF       CUT-OFF       INITIAL               REMAINING                DATE     LTV RATIO
                           MORTGAGED         DATE          POOL     MORTGAGE      TERM        UW        LTV         AT
 YEARS BUILT/RENOVATED    PROPERTIES       BALANCE       BALANCE      RATE       (MOS.)      DSCR     RATIO(3)  MATURITY(3)
--------------------------------------------------------------------------------------------------------------------------

 1964-1969                      1      $    7,250,000       0.3%  6.6360%        120         1.15x      77.1%      66.6%
 1970-1979                      9          47,003,301       1.8   6.4332%        109         1.25x      74.7%      68.5%
 1980-1989                     28         180,961,867       7.1   6.4007%        109         1.27x      68.9%      62.0%
 1990-1999                     59         692,481,068      27.2   6.1222%        112         1.29x      73.8%      70.8%
 2000-2004                     48         628,955,261      24.7   6.2946%        113         1.24x      71.8%      68.0%
 2005-2007                     81         986,567,959      38.8   6.1985%        112         1.34x      72.3%      67.1%
--------------------------------------------------------------------------------------------------------------------------
 TOTAL:                       226      $2,543,219,457     100.0%  6.2215%        112         1.29X      72.4%      68.0%
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                                                     WEIGHTED AVERAGES
                                                                  --------------------------------------------------------
                                          AGGREGATE        % OF                  STATED               CUT-OFF
                           NUMBER OF       CUT-OFF       INITIAL               REMAINING                DATE     LTV RATIO
                           MORTGAGE          DATE          POOL     MORTGAGE      TERM        UW        LTV         AT
 PREPAYMENT PROTECTION       LOANS         BALANCE       BALANCE      RATE       (MOS.)      DSCR     RATIO(3)  MATURITY(3)
--------------------------------------------------------------------------------------------------------------------------

 DEFEASANCE                   124      $2,231,129,800      87.7%  6.1979%         112       1.29x       72.6%      68.2%
 YIELD MAINTENANCE             15         161,780,244       6.4   6.4638%         115       1.18x       70.2%      64.3%
 YM/DEF                         1          67,709,413       2.7   6.3830%         119       1.60x       75.0%      75.0%
 DEF/YM                         1          49,000,000       1.9   6.4545%         119       1.15x       77.8%      73.2%
 YM/FIXED PENALTY               1          27,300,000       1.1   5.8210%         108       1.38x       52.3%      47.7%
 DEF, DEF/YM                    1           6,300,000       0.2   6.5420%         120       1.18x       71.6%      67.4%
--------------------------------------------------------------------------------------------------------------------------
 TOTAL:                       143      $2,543,219,457     100.0%  6.2215%         112       1.29X       72.4%      68.0%
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          PARTIAL INTEREST-ONLY PERIODS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                                                     WEIGHTED AVERAGES
                                                                  --------------------------------------------------------
                                          AGGREGATE        % OF                  STATED               CUT-OFF
                           NUMBER OF       CUT-OFF       INITIAL               REMAINING                DATE     LTV RATIO
PARTIAL INTEREST-ONLY      MORTGAGE          DATE          POOL     MORTGAGE      TERM        UW        LTV         AT
PERIODS IN MONTHS            LOANS         BALANCE       BALANCE      RATE       (MOS.)      DSCR     RATIO(3)  MATURITY(3)
--------------------------------------------------------------------------------------------------------------------------

 2-12                          4       $   37,410,000       2.8%  6.4450%         120       1.33x       71.9%      62.6%
 13-24                        13          165,820,000      12.4   6.5641%         105       1.20x       70.9%      63.4%
 25-36                        19          202,759,000      15.2   6.3613%         112       1.24x       73.4%      67.2%
 37-48                         3           48,000,000       3.6   6.1601%         113       1.30x       63.2%      58.2%
 49-72                        34          880,058,000      66.0   6.3454%         119       1.17x       74.9%      70.4%
--------------------------------------------------------------------------------------------------------------------------
                              73       $1,334,047,000     100.0%  6.3711%         116       1.19X       73.6%      68.4%
--------------------------------------------------------------------------------------------------------------------------

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(3)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                    16 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
        CUT-OFF DATE PRINCIPAL BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                                                               WEIGHTED AVERAGES
                                                                            ------------------------------------------------------
                                               AGGREGATE           % OF                    STATED            CUT-OFF
                                NUMBER OF       CUT-OFF          INITIAL                 REMAINING             DATE     LTV RATIO
                                MORTGAGE          DATE         LOAN GROUP 1   MORTGAGE      TERM      UW       LTV         AT
 CUT-OFF DATE BALANCES            LOANS         BALANCE          BALANCE        RATE       (MOS.)    DSCR    RATIO(1)  MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------

$     1,116,000-$2,999,999           8      $   17,969,500          0.8%       6.4331%      107      1.41x     62.0%      56.2%
$     3,000,000-$3,999,999           5          18,857,570          0.9        6.4227%      131      1.19x     70.6%      52.9%
$     4,000,000-$4,999,999          11          50,939,772          2.3        6.5427%      105      1.32x     70.3%      64.4%
$     5,000,000-$6,999,999          17         100,253,526          4.6        6.3517%      101      1.29x     70.2%      62.6%
$     7,000,000-$9,999,999          21         174,042,565          8.0        6.4005%      117      1.32x     71.0%      60.4%
$   10,000,000-$14,999,999          20         241,925,593         11.1        6.2482%      109      1.25x     73.2%      67.6%
$   15,000,000-$24,999,999          14         265,071,519         12.1        6.2275%      114      1.38x     67.9%      61.7%
$   25,000,000-$49,999,999          10         357,755,000         16.4        6.3854%      116      1.54x     66.9%      62.0%
$   50,000,000-$99,999,999           2         128,459,413          5.9        6.3045%      119      1.43x     75.2%      73.5%
$ 100,000,000-$300,000,000           4         826,561,765         37.9        6.0417%      113      1.19x     77.3%      75.6%
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                            112      $2,181,836,223        100.0%       6.2201%      113      1.31X     72.7%      68.3%
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             MORTGAGE INTEREST RATES FOR LOAN GROUP 1 MORTGAGE LOANS
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                                                      WEIGHTED AVERAGES
                                                                   --------------------------------------------------------
                                       AGGREGATE         % OF                     STATED               CUT-OFF
                        NUMBER OF       CUT-OFF         INITIAL                 REMAINING                DATE    LTV RATIO
                        MORTGAGE         DATE        LOAN GROUP 1    MORTGAGE      TERM        UW        LTV         AT
 MORTGAGE RATES           LOANS         BALANCE         BALANCE        RATE       (MOS.)      DSCR     RATIO(1) MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

 5.4465%-5.4999%             1      $   40,000,000         1.8%       5.4465%      119       3.37x       38.3%      38.3%
 5.5000%-5.7499%             2          29,500,000         1.4        5.6161%      119       2.40x       50.4%      43.8%
 5.7500%-5.9999%            14         511,717,417        23.5        5.8057%      107       1.21x       78.6%      77.3%
 6.0000%-6.4999%            54       1,185,522,288        54.3        6.2771%      114       1.28x       72.2%      67.4%
 6.5000%-7.0000%            41         415,096,519        19.0        6.6856%      118       1.26x       71.8%      64.3%
---------------------------------------------------------------------------------------------------------------------------
 TOTAL:                    112      $2,181,836,223       100.0%       6.2201%      113       1.31X       72.7%      68.3%
---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                                                      WEIGHTED AVERAGES
                                                                   --------------------------------------------------------
                                      AGGREGATE          % OF                     STATED              CUT-OFF
                       NUMBER OF       CUT-OFF          INITIAL                 REMAINING               DATE     LTV RATIO
ORIGINAL TERM TO       MORTGAGE          DATE        LOAN GROUP 1    MORTGAGE      TERM        UW       LTV          AT
MATURITY IN MONTHS       LOANS         BALANCE          BALANCE        RATE       (MOS.)      DSCR    RATIO(1)  MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

 60-72                     14      $  134,180,830          6.1%       6.1668%       62       1.49x      64.1%       63.0%
 73-84                      7         182,280,814          8.4        5.9078%       82       1.26x      76.1%       75.7%
 85-120                    87       1,824,782,009         83.6        6.2529%      119       1.30x      73.2%       68.6%
 121-240                    4          40,592,570          1.9        6.3238%      157       1.23x      65.6%       37.3%
---------------------------------------------------------------------------------------------------------------------------
 TOTAL:                   112      $2,181,836,223        100.0%       6.2201%      113       1.31X      72.7%       68.3%
---------------------------------------------------------------------------------------------------------------------------

(1)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                    17 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                                                      WEIGHTED AVERAGES
                                                                   --------------------------------------------------------
                                       AGGREGATE          % OF                    STATED              CUT-OFF
                       NUMBER OF       CUT-OFF          INITIAL                 REMAINING               DATE     LTV RATIO
 REMAINING TERM TO     MORTGAGE          DATE        LOAN GROUP 1    MORTGAGE      TERM       UW        LTV         AT
MATURITY IN MONTHS       LOANS         BALANCE          BALANCE        RATE       (MOS.)     DSCR     RATIO(1)  MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

 54-60                     13      $  106,850,830          4.9%    6.1923%          59      1.48x       65.1%      63.7%
 61-84                      8         209,610,814          9.6     5.9285%          81      1.30x       74.0%      73.6%
 85-120                    87       1,824,782,009         83.6     6.2529%        119      1.30x       73.2%      68.6%
 121-239                    4          40,592,570          1.9     6.3238%        157      1.23x       65.6%      37.3%
---------------------------------------------------------------------------------------------------------------------------
 TOTAL:                   112      $2,181,836,223        100.0%    6.2201%         113      1.31X       72.7%      68.3%
---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                                                         WEIGHTED AVERAGES
                                                                      --------------------------------------------------------
                                          AGGREGATE         % OF                     STATED               CUT-OFF
                           NUMBER OF       CUT-OFF         INITIAL                 REMAINING                DATE    LTV RATIO
ORIGINAL AMORTIZATION      MORTGAGE         DATE        LOAN GROUP 1    MORTGAGE      TERM        UW        LTV         AT
MATURITY IN MONTHS           LOANS         BALANCE         BALANCE        RATE       (MOS.)      DSCR     RATIO(1) MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------

 180-240                       5       $   28,297,232         2.1%    6.3389%         151        1.24x      61.8%      25.4%
 241-300                       6           79,950,000         5.9     6.6436%         127        1.30x      65.7%      51.6%
 301-360                      78        1,254,626,314        92.1     6.3801%        117        1.24x      73.5%      67.5%
------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                       89       $1,362,873,545       100.0%    6.3947%         118        1.24X      72.8%      65.7%
------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                          WEIGHTED AVERAGES
                                                                       --------------------------------------------------------
                                           AGGREGATE         % OF                     STATED             CUT-OFF
                            NUMBER OF       CUT-OFF         INITIAL                 REMAINING              DATE    LTV RATIO
REMAINING AMORTIZATION      MORTGAGE         DATE        LOAN GROUP 1    MORTGAGE      TERM       UW       LTV         AT
MATURITY IN MONTHS            LOANS         BALANCE         BALANCE        RATE       (MOS.)     DSCR    RATIO(1)  MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------------

 180-240                        5       $   28,297,232         2.1%    6.3389%          151      1.24x     61.8%      25.4%
 241-300                        6           79,950,000         5.9     6.6436%          127      1.30x     65.7%      51.6%
 301-360                       78        1,254,626,314        92.1     6.3801%         117      1.24x     73.5%      67.5%
-------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                        89       $1,362,873,545       100.0%    6.3947%          118      1.24X     72.8%      65.7%
-------------------------------------------------------------------------------------------------------------------------------

(1)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

(2)  Does not include the mortgage loans that are interest-only for their entire term.

                                    18 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                                           WEIGHTED AVERAGES
                                                                        --------------------------------------------------------
                                           AGGREGATE          % OF                     STATED               CUT-OFF
                            NUMBER OF       CUT-OFF          INITIAL                 REMAINING                DATE     LTV RATIO
                            MORTGAGE          DATE        LOAN GROUP 1    MORTGAGE      TERM        UW        LTV         AT
 AMORTIZATION TYPES           LOANS         BALANCE          BALANCE        RATE       (MOS.)      DSCR     RATIO(1)  MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------

 PARTIAL INTEREST-ONLY          52      $1,028,977,000         47.2%       6.3975%      119        1.20x      74.7%      69.1%
 INTEREST-ONLY                  23         818,962,678         37.5        5.9294%      104        1.42x      72.5%      72.5%
 BALLOON                        35         322,553,975         14.8        6.3923%      114        1.38x      67.2%      57.1%
                                ------------------------------------------------------------------------------------------------
 TOTAL:                        110      $2,170,493,653         99.5%       6.2201%      113        1.31X      72.8%      68.6%
 FULLY AMORTIZING LOANS          2      $   11,342,570          0.5%       6.2166%      200        1.15x      60.4%       1.1%
--------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                        112      $2,181,836,223        100.0%       6.2201%      113        1.31X      72.7%      68.3%
--------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                      UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                WEIGHTED AVERAGES
                                                                             -------------------------------------------------------
                                                AGGREGATE          % OF                     STATED             CUT-OFF
                                 NUMBER OF       CUT-OFF          INITIAL                 REMAINING              DATE     LTV RATIO
 UNDERWRITTEN CASH FLOW DEBT     MORTGAGE          DATE        LOAN GROUP 1    MORTGAGE      TERM        UW      LTV         AT
SERVICE COVERAGE RATIOS            LOANS         BALANCE          BALANCE        RATE       (MOS.)      DSCR   RATIO(1)  MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

 1.10X-1.14X                          6      $   74,692,570         3.4%       6.1624%        121       1.10x    74.4%      66.7%
 1.15X-1.19X                         33         702,871,194        32.2        6.3975%        120       1.16x    74.7%      68.3%
 1.20X-1.29X                         32         849,905,084        39.0        6.0484%        112       1.22x    76.5%      73.7%
 1.30X-1.49X                         22         263,648,278        12.1        6.4847%        113       1.37x    69.7%      61.9%
 1.50X-1.99X                         17         230,719,096        10.6        6.2177%         91       1.62x    64.6%      64.4%
 2.00X-3.37X                          2          60,000,000         2.7        5.4913%        119       3.21x    37.7%      35.7%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                             112      $2,181,836,223       100.0%       6.2201%        113       1.31X    72.7%      68.3%
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                           WEIGHTED AVERAGES
                                                                        --------------------------------------------------------
                                            AGGREGATE         % OF                     STATED               CUT-OFF
                             NUMBER OF       CUT-OFF         INITIAL                 REMAINING                DATE     LTV RATIO
                             MORTGAGE         DATE        LOAN GROUP 1    MORTGAGE      TERM        UW        LTV         AT
 CUT-OFF DATE LTV RATIOS       LOANS         BALANCE         BALANCE        RATE       (MOS.)      DSCR     RATIO(1)  MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

 36.4%-50.0%                      4      $   69,200,000         3.2%       5.5944%      114       3.00x      38.4%       36.7%
 50.1%-60.0%                      4          49,685,345         2.3        6.5321%      122       1.37x      57.7%       38.8%
 60.1%-65.0%                     20         201,103,593         9.2        6.2050%       91       1.51x      61.5%       59.2%
 65.1%-70.0%                     17         153,014,235         7.0        6.4441%      122       1.23x      67.7%       57.8%
 70.1%-75.0%                     30         450,810,993        20.7        6.5093%      117       1.32x      73.0%       66.3%
 75.1%-80.0%                     37       1,258,022,056        57.7        6.1137%      114       1.19x      77.5%       74.5%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                         112      $2,181,836,223       100.0%       6.2201%      113       1.31X      72.7%       68.3%
------------------------------------------------------------------------------------------------------------------------------------

(1)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                    19 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
           MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             WEIGHTED AVERAGES
                                                                          --------------------------------------------------------
                                             AGGREGATE          % OF                     STATED               CUT-OFF
                              NUMBER OF       CUT-OFF          INITIAL                 REMAINING                DATE    LTV RATIO
                              MORTGAGE          DATE        LOAN GROUP 1    MORTGAGE      TERM        UW        LTV         AT
 MATURITY DATE LTV RATIOS       LOANS         BALANCE          BALANCE        RATE       (MOS.)      DSCR    RATIO(2)   MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------------

 30.5%-50.0%                       9      $  139,579,662          6.4%       6.0805%      121       2.14x       50.6%     41.5%
 50.1%-60.0%                      11          92,756,392          4.3        6.5452%      116       1.30x       65.1%     56.1%
 60.1%-70.0%                      61         654,725,421         30.2        6.3920%      109       1.32x       69.7%     64.0%
 70.1%-75.0%                      22         723,420,413         33.3        6.3300%      119       1.22x       76.5%     72.2%
 75.1%-80.0%                       7         560,011,765         25.8        5.8581%      107       1.21x       78.3%     78.3%
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                          110      $2,170,493,653        100.0%       6.2201%      113       1.31X       72.8%     68.6%
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          PROPERTYTYPE DISTRIBUTION FOR LOAN GROUP 1 MORTGAGE LOANS(3)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                                             WEIGHTED AVERAGES
                                                                                   --------------------------------------
                                                  AGGREGATE             % OF                      CUT-OFF
                                 NUMBER OF         CUT-OFF            INITIAL                       DATE
                                MORTGAGED            DATE          LOAN GROUP 1        UW           LTV
 PROPERTY TYPE                  PROPERTIES         BALANCE            BALANCE         DSCR        RATIO(2)      OCCUPANCY
-------------------------------------------------------------------------------------------------------------------------

 RETAIL
 Anchored                            45        $ 1,095,634,248         50.2%         1.20x          75.9%         95.8%
 Unanchored                          12             61,513,570          2.8          1.27x          70.6%         92.4%
 Shadow Anchored                      1             12,500,000          0.6          1.20x          79.9%         84.2%
                                   --------------------------------------------------------------------------------------
 SUBTOTAL:                           58        $ 1,169,647,818         53.6%         1.20X          75.6%         95.5%
 OFFICE
 Suburban                            34        $   416,979,378         19.1%         1.28x          71.7%         95.1%
 CBD                                  7             79,500,000          3.6          1.75x          61.4%         94.3%
                                   --------------------------------------------------------------------------------------
 SUBTOTAL:                           41        $   496,479,378         22.8%         1.35X          70.0%         94.9%
 INDUSTRIAL
 Warehouse/Distribution              70        $   194,520,375          8.9%         1.41x          72.1%         97.0%
 Flex                                 3             29,363,000          1.3          1.15x          77.4%         99.6%
                                   --------------------------------------------------------------------------------------
 SUBTOTAL:                           73        $   223,883,375         10.3%         1.38X          72.8%         97.3%
 HOTEL
 Limited Service                      9        $    84,580,306          3.9%         1.60x          66.9%           NAP
 Full Service                         5             81,521,938          3.7          2.32x          54.8%           NAP
                                   --------------------------------------------------------------------------------------
 SUBTOTAL:                           14        $   166,102,244          7.6%         1.96X          61.0%           NAP
 MIXED USE
 Office/Retail                        1        $    38,800,000          1.8%         1.10x          75.9%         86.1%
 Office/Industrial                    4             29,323,408          1.3          1.21x          67.0%         94.1%
 Office/Retail/Industrial             1             22,750,000          1.0          1.15x          68.5%        100.0%
                                   --------------------------------------------------------------------------------------
 SUBTOTAL:                            6        $    90,873,408          4.2%         1.15X          71.2%         92.2%
 PARKING GARAGE                       2        $    30,000,000          1.4%         1.29x          71.5%           NAP
 MULTIFAMILY
 Student Housing                      1        $     4,850,000          0.2%         1.26x          74.6%         94.1%
-------------------------------------------------------------------------------------------------------------------------
 TOTAL:                             195        $ 2,181,836,223        100.0%         1.31X          72.7%         95.4%
-------------------------------------------------------------------------------------------------------------------------

(1)  Excludes the mortgage loans that are fully amortizing.

(2)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                    20 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                                   WEIGHTED AVERAGES
                                                                --------------------------------------------------------
                                   AGGREGATE          % OF                     STATED               CUT-OFF
                    NUMBER OF       CUT-OFF          INITIAL                 REMAINING                DATE    LTV RATIO
                    MORTGAGED         DATE        LOAN GROUP 1    MORTGAGE      TERM        UW        LTV         AT
 LOCATION          PROPERTIES       BALANCE          BALANCE        RATE       (MOS.)      DSCR     RATIO(2)  MATURITY(2)
-------------------------------------------------------------------------------------------------------------------------

 FLORIDA                16      $  331,483,035         15.2%       6.1479%      102        1.19x      76.7%      73.5%
 ILLINOIS                9         299,505,750         13.7        5.8928%      117        1.22x      77.8%      76.9%
 CALIFORNIA             18         283,367,021         13.0        6.3385%      114        1.59x      64.4%      60.2%
 NORTH CAROLINA          6         185,101,423          8.5        6.1168%      118        1.22x      75.1%      73.9%
 TEXAS                  36         174,310,431          8.0        6.4254%      123        1.20x      73.7%      64.0%
 NEW YORK                9          90,187,861          4.1        6.1713%      115        1.83x      60.9%      56.3%
 OHIO                   10          83,837,943          3.8        6.3875%      119        1.23x      70.3%      61.0%
 MICHIGAN                6          75,660,000          3.5        6.4475%      127        1.21x      74.2%      64.4%
 GEORGIA                 7          73,797,500          3.4        6.3562%      110        1.21x      74.1%      69.5%
 TENNESSEE               2          72,450,000          3.3        6.1600%      109        1.25x      76.2%      73.1%
 NEW JERSEY              6          72,289,527          3.3        6.1347%      118        1.17x      78.1%      71.4%
 KANSAS                  5          49,123,164          2.3        6.2329%       93        1.45x      66.4%      62.7%
 MASSACHUSETTS           5          47,960,000          2.2        6.2319%      111        1.25x      70.6%      64.2%
 SOUTH CAROLINA          4          33,977,500          1.6        6.4118%      118        1.30x      73.1%      67.8%
 PENNSYLVANIA            5          30,836,132          1.4        6.3569%       92        1.34x      69.3%      62.5%
 VIRGINIA                5          29,137,750          1.3        6.5927%      120        1.32x      73.2%      66.9%
 COLORADO                4          28,181,250          1.3        6.2909%       83        1.50x      63.3%      61.0%
 ARIZONA                 5          27,159,150          1.2        6.4087%      119        1.28x      74.7%      70.5%
 MISSOURI                3          24,725,000          1.1        6.0378%       86        1.50x      64.0%      61.7%
 NEW MEXICO              3          22,025,551          1.0        6.3863%      118        1.20x      76.2%      70.6%
 WISCONSIN               3          21,126,500          1.0        6.4413%      120        1.20x      74.1%      68.2%
 NEVADA                  2          20,332,500          0.9        6.3834%      120        1.24x      75.6%      71.7%
 INDIANA                 3          19,073,750          0.9        6.2264%      118        1.32x      76.3%      71.1%
 UTAH                    2          13,744,395          0.6        5.9968%      114        1.26x      74.7%      63.7%
 MAINE                   1          12,650,000          0.6        5.8000%      117        1.15x      79.8%      79.8%
 KENTUCKY                2          11,623,188          0.5        6.6908%      120        1.37x      59.9%      48.6%
 IDAHO                   2          10,066,149          0.5        6.5745%      119        1.23x      74.5%      64.3%
 WASHINGTON              1           7,926,595          0.4        5.9400%      118        1.23x      65.4%      55.5%
 IOWA                    1           7,200,000          0.3        6.4300%       60        1.77x      75.0%      70.6%
 OKLAHOMA                3           6,813,233          0.3        6.4894%      119        1.43x      72.5%      68.1%
 MARYLAND                2           6,638,000          0.3        6.7362%       85        1.33x      75.6%      75.6%
 OREGON                  1           2,690,000          0.1        6.9000%      120        1.20x      69.9%      60.8%
 MINNESOTA               2           2,211,813          0.1        6.3830%      119        1.60x      75.0%      75.0%
 CONNECTICUT             1           1,612,500          0.1        6.3830%      119        1.60x      75.0%      75.0%
 NORTH DAKOTA            2           1,174,438          0.1        6.3830%      119        1.60x      75.0%      75.0%
 ALABAMA                 1             987,925          0.0        6.3830%      119        1.60x      75.0%      75.0%
 NEBRASKA                1             462,250          0.0        6.3830%      119        1.60x      75.0%      75.0%
 WEST VIRGINIA           1             387,000          0.0        6.3830%      119        1.60x      75.0%      75.0%
-------------------------------------------------------------------------------------------------------------------------
 TOTAL:                195      $2,181,836,223        100.0%       6.2201%      113        1.31X      72.7%      68.3%
-------------------------------------------------------------------------------------------------------------------------

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(2)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                    21 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
          YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                          WEIGHTED AVERAGES
                                                                       --------------------------------------------------------
                                          AGGREGATE          % OF                     STATED             CUT-OFF
                           NUMBER OF       CUT-OFF          INITIAL                 REMAINING              DATE    LTV RATIO
                           MORTGAGED         DATE        LOAN GROUP 1    MORTGAGE      TERM      UW        LTV         AT
 YEARS BUILT/RENOVATED    PROPERTIES       BALANCE          BALANCE        RATE       (MOS.)    DSCR     RATIO(3)  MATURITY(3)
-------------------------------------------------------------------------------------------------------------------------------

 1964-1979                      9      $   48,012,301          2.2%       6.4530%      117      1.25x      75.8%     68.5%
 1980-1989                     25         142,631,867          6.5        6.3732%      108      1.31x      68.8%     60.9%
 1990-1999                     49         584,312,339         26.8        6.0911%      117      1.30x      74.6%     71.6%
 2000-2004                     39         530,304,756         24.3        6.3063%      113      1.25x      72.8%     69.2%
 2005-2007                     73         876,574,959         40.2        6.2162%      111      1.36x      71.9%     66.6%
-------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                       195      $2,181,836,223        100.0%       6.2201%      113      1.31X      72.7%     68.3%
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                          WEIGHTED AVERAGES
                                                                       --------------------------------------------------------
                                          AGGREGATE          % OF                     STATED              CUT-OFF
                           NUMBER OF       CUT-OFF          INITIAL                 REMAINING               DATE     LTV RATIO
                           MORTGAGE          DATE        LOAN GROUP 1    MORTGAGE      TERM        UW       LTV         AT
 PREPAYMENT PROTECTION       LOANS         BALANCE          BALANCE        RATE       (MOS.)      DSCR    RATIO(3)   MATURITY(3)
-------------------------------------------------------------------------------------------------------------------------------

 DEFEASANCE                    98      $1,967,796,566         90.2%       6.2005%      113       1.31x      72.6%      68.1%
 YIELD MAINTENANCE             11          91,030,244          4.2        6.3735%      111       1.25x      70.5%      63.0%
 YM/DEF                         1          67,709,413          3.1        6.3830%      119       1.60x      75.0%      75.0%
 DEF/YM                         1          49,000,000          2.2        6.4545%      119       1.15x      77.8%      73.2%
 DEF, DEF/YM                    1           6,300,000          0.3        6.5420%      120       1.18x      71.6%      67.4%
-------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                       112      $2,181,836,223        100.0%       6.2201%      113       1.31X      72.7%      68.3%
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          PARTIAL INTEREST-ONLY PERIODS FOR LOAN GROUP 1 MORTGAGE LOANS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                          WEIGHTED AVERAGES
                                                                       --------------------------------------------------------
                                          AGGREGATE          % OF                     STATED              CUT-OFF
                           NUMBER OF       CUT-OFF          INITIAL                 REMAINING               DATE    LTV RATIO
 PARTIAL INTEREST-ONLY     MORTGAGE          DATE        LOAN GROUP 1    MORTGAGE      TERM        UW      LTV         AT
PERIODS IN MONTHS            LOANS         BALANCE          BALANCE        RATE       (MOS.)      DSCR    RATIO(3)  MATURITY(3)
-------------------------------------------------------------------------------------------------------------------------------

  2-24                        14       $  164,225,000         16.0%       6.5482%      119       1.24x      71.7%      62.6%
 25-36                        15          148,734,000         14.5        6.3418%      118       1.25x      75.5%      68.5%
 37-48                         2           20,700,000          2.0        6.6074%      119       1.20x      77.5%      72.0%
 49-72                        21          695,318,000         67.6        6.3675%      119       1.18x      75.2%      70.7%
-------------------------------------------------------------------------------------------------------------------------------
                              52       $1,028,977,000        100.0%       6.3975%      119       1.20X      74.7%      69.1%
-------------------------------------------------------------------------------------------------------------------------------

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(3)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                    22 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
        CUT-OFF DATE PRINCIPAL BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                          WEIGHTED AVERAGES
                                                                       --------------------------------------------------------
                                            AGGREGATE         % OF                     STATED             CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                 REMAINING               DATE    LTV RATIO
                              MORTGAGE        DATE       LOAN GROUP 2    MORTGAGE      TERM        UW       LTV         AT
 CUT-OFF DATE BALANCES          LOANS        BALANCE        BALANCE        RATE       (MOS.)      DSCR    RATIO(1)  MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------------

$1,610,000-$2,999,999             5       $ 11,608,000         3.2%    5.9714%         108       1.27x      75.7%      75.3%
$3,000,000-$3,999,999             2          6,345,000         1.8     6.0661%         117       1.22x      79.8%      77.5%
$4,000,000-$4,999,999             3         13,050,000         3.6     6.2717%          99       1.26x      74.5%      70.8%
$5,000,000-$6,999,999             3         19,281,000         5.3     6.0923%          78       1.17x      76.3%      73.7%
$7,000,000-$9,999,999             5         41,520,000        11.5     6.1218%         119       1.27x      73.0%      68.9%
$10,000,000-$14,999,999           5         60,825,234        16.8     6.3524%         117       1.19x      72.2%      65.6%
$15,000,000-$24,999,999           5         98,380,000        27.2     6.5185%         107       1.14x      68.5%      64.6%
$25,000,000-$52,200,000           3        110,374,000        30.5     6.0015%          99       1.18x      68.4%      64.2%
-------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                          31       $361,383,234       100.0%    6.2299%         106       1.19X      70.7%      66.4%
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             MORTGAGE INTEREST RATES FOR LOAN GROUP 2 MORTGAGE LOANS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                         WEIGHTED AVERAGES
                                                                      --------------------------------------------------------
                                           AGGREGATE         % OF                     STATED              CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
                             MORTGAGE        DATE       LOAN GROUP 2    MORTGAGE      TERM        UW        LTV         AT
 MORTGAGE INTEREST RATES       LOANS        BALANCE        BALANCE        RATE       (MOS.)      DSCR     RATIO(1)  MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------------

 5.5600%-5.7499%                 2       $ 13,640,000         3.8%    5.5600%         118       1.23x       80.0%      74.4%
 5.7500%-6.2499%                12        135,813,234        37.6     5.8612%         110       1.25x       70.6%      65.9%
 6.2500%-6.5800%                17        211,930,000        58.6     6.5093%         102       1.14x       70.1%      66.3%
-------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                         31       $361,383,234       100.0%    6.2299%         106       1.19X       70.7%      66.4%
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                   WEIGHTED AVERAGES
                                                                --------------------------------------------------------
                                     AGGREGATE         % OF                    STATED               CUT-OFF
                       NUMBER OF      CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
 ORIGINAL TERM TO      MORTGAGE        DATE       LOAN GROUP 2    MORTGAGE      TERM        UW        LTV         AT
MATURITY IN MONTHS       LOANS        BALANCE        BALANCE        RATE       (MOS.)      DSCR     RATIO(1)  MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------------

 60-84                     6       $ 70,230,000        19.4%       6.4333%       59     1.16x         71.4%      69.6%
 85-120                   25        291,153,234        80.6        6.1808%      117     1.19x         70.5%      65.7%
-------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                   31       $361,383,234       100.0%       6.2299%      106     1.19X         70.7%      66.4%
-------------------------------------------------------------------------------------------------------------------------------

(1)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                    23 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                                   WEIGHTED AVERAGES
                                                                ---------------------------------------------------------
                                     AGGREGATE         % OF                     STATED               CUT-OFF
                       NUMBER OF      CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
REMAINING TERM TO      MORTGAGE        DATE       LOAN GROUP 2    MORTGAGE      TERM         UW       LTV         AT
MATURITY IN MONTHS       LOANS        BALANCE        BALANCE        RATE       (MOS.)      DSCR     RATIO(1)  MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

 57-84                     6       $ 70,230,000        19.4%       6.4333%       59     1.16x         71.4%      69.6%
 85-120                   25        291,153,234        80.6        6.1808%      117     1.19x         70.5%      65.7%
-------------------------------------------------------------------------------------------------------------------------
 TOTAL:                   31       $361,383,234       100.0%       6.2299%      106     1.19X         70.7%      66.4%
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(2)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                        WEIGHTED AVERAGES
                                                                     --------------------------------------------------------
                                          AGGREGATE         % OF                     STATED              CUT-OFF
                           NUMBER OF      CUT-OFF         INITIAL                 REMAINING                DATE     LTV RATIO
ORIGINAL AMORTIZATION      MORTGAGE         DATE       LOAN GROUP 2    MORTGAGE      TERM        UW        LTV         AT
MATURITY IN MONTHS           LOANS        BALANCE         BALANCE        RATE       (MOS.)      DSCR     RATIO(1)  MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------------

 360-360                       23      $328,800,234        100.0%       6.2632%      107       1.17x       70.2%      65.5%
-------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                        23      $328,800,234        100.0%       6.2632%      107       1.17X       70.2%      65.5%
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(2)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                        WEIGHTED AVERAGES
                                                                     --------------------------------------------------------
                                          AGGREGATE         % OF                     STATED            CUT-OFF
                            NUMBER OF      CUT-OFF        INITIAL                 REMAINING              DATE     LTV RATIO
REMAINING AMORTIZATION     MORTGAGE        DATE       LOAN GROUP 2    MORTGAGE      TERM       UW       LTV         AT
MATURITY IN MONTHS            LOANS        BALANCE        BALANCE        RATE       (MOS.)     DSCR    RATIO(1)  MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------------

 356-359                        2       $ 23,730,234         7.2%       6.0171%     114        1.29x     71.0%      60.8%
 360-360                       21        305,070,000        92.8        6.2823%     106        1.16x     70.1%      65.9%
-------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                        23       $328,800,234       100.0%       6.2632%     107        1.17X     70.2%      65.5%
-------------------------------------------------------------------------------------------------------------------------------

(1)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

(2)  Does not include the mortgage loans that are interest-only for their entire term.

                                    24 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                        WEIGHTED AVERAGES
                                                                     --------------------------------------------------------
                                         AGGREGATE         % OF                     STATED               CUT-OFF
                           NUMBER OF      CUT-OFF         INITIAL                 REMAINING                DATE     LTV RATIO
                           MORTGAGE         DATE       LOAN GROUP 2    MORTGAGE      TERM        UW        LTV         AT
 AMORTIZATION TYPES          LOANS        BALANCE         BALANCE        RATE       (MOS.)      DSCR     RATIO(1)  MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------------

 PARTIAL INTEREST-ONLY        21       $305,070,000         84.4%    6.2823%         106       1.16x       70.1%      65.9%
 INTEREST-ONLY                 8         32,583,000          9.0     5.8939%          97       1.35x       75.9%      75.9%
 BALLOON                       2         23,730,234          6.6     6.0171%         114       1.29x       71.0%      60.8%
-------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                       31       $361,383,234        100.0%    6.2299%         106       1.19X       70.7%      66.4%
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                        UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS
-------------------------------------------------------------------------------------------------------------------------------
                                                                                         WEIGHTED AVERAGES
                                                                      --------------------------------------------------------
                                          AGGREGATE         % OF                     STATED               CUT-OFF
UNDERWRITTEN CASH FLOW      NUMBER OF      CUT-OFF         INITIAL                 REMAINING                DATE     LTV RATIO
DEBT SERVICE                MORTGAGE         DATE       LOAN GROUP 2    MORTGAGE      TERM        UW        LTV         AT
COVERAGE RATIOS               LOANS        BALANCE         BALANCE        RATE       (MOS.)      DSCR     RATIO(1)  MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------------

 1.10X-1.14X                    8       $161,955,000         44.8%    6.3105%         104       1.11x       71.8%      67.8%
 1.15X-1.19X                    8         81,525,000         22.6     6.4547%          99       1.16x       73.6%      70.0%
 1.20X-1.29X                   10         61,710,504         17.1     6.0095%         117       1.24x       72.2%      66.8%
 1.30X-1.39X                    2         40,289,729         11.1     5.9367%         112       1.37x       56.8%      50.5%
 1.40X-1.49X                    2          7,183,000          2.0     5.9802%          82       1.42x       79.8%      79.8%
 1.50X-1.58X                    1          8,720,000          2.4     5.7500%         117       1.58x       68.1%      68.1%
-------------------------------------------------------------------------------------------------------------------------------
 TOTAL:                        31       $361,383,234        100.0%    6.2299%         106       1.19X       70.7%      66.4%
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                                                  WEIGHTED AVERAGES
                                                             ---------------------------------------------------------
                                  AGGREGATE         % OF                    STATED               CUT-OFF
                    NUMBER OF      CUT-OFF        INITIAL                 REMAINING                DATE      LTV RATIO
CUT-OFF DATE        MORTGAGE        DATE       LOAN GROUP 2    MORTGAGE      TERM        UW        LTV         AT
LTV RATIOS            LOANS        BALANCE        BALANCE        RATE       (MOS.)      DSCR     RATIO(1)   MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------

 52.3%-60.0%            1       $ 27,300,000         7.6%    5.8210%     108           1.38x       52.3%      47.7%
 60.1%-65.0%            1         20,000,000         5.5     6.4000%     120           1.25x       61.5%      56.0%
 65.1%-70.0%           10        124,169,729        34.4     6.4329%     100           1.18x       68.2%      64.3%
 70.1%-75.0%            6         65,980,000        18.3     6.4896%     101           1.13x       72.6%      69.1%
 75.1%-80.0%           13        123,933,504        34.3     5.9509%     112           1.17x       77.7%      73.0%
---------------------------------------------------------------------------------------------------------------------------
 TOTAL:                31       $361,383,234       100.0%    6.2299%     106           1.19X       70.7%      66.4%
---------------------------------------------------------------------------------------------------------------------------

(1)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                    25 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
           MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS(1)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                                               WEIGHTED AVERAGES
                                                            --------------------------------------------------------
                                 AGGREGATE         % OF                    STATED               CUT-OFF
                   NUMBER OF      CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
MATURITY DATE      MORTGAGE        DATE       LOAN GROUP 2    MORTGAGE      TERM        UW        LTV         AT
LTV RATIOS           LOANS        BALANCE        BALANCE        RATE       (MOS.)      DSCR     RATIO(2)  MATURITY(2)
------------------------------------------------------------------------------------------------------------------------

 47.7%-60.0%           3       $ 60,289,729        16.7%       6.0904%      114         1.33x     58.3%      52.3%
 60.1%-65.0%           2         30,335,000         8.4        6.4983%      119         1.13x     67.1%      62.6%
 65.1%-70.0%          12        135,530,504        37.5        6.4255%      101         1.16x     70.8%      66.8%
 70.1%-75.0%           7        109,975,000        30.4        6.0405%      107         1.14x     76.3%      72.0%
 75.1%-80.0%           7         25,253,000         7.0        6.0151%       91         1.26x     79.2%      78.6%
------------------------------------------------------------------------------------------------------------------------
 TOTAL:               31       $361,383,234       100.0%       6.2299%      106         1.19x     70.7%      66.4%
------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          PROPERTY TYPE DISTRIBUTION FOR LOAN GROUP 2 MORTGAGE LOANS(2)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                                                        WEIGHTED AVERAGES
                                                                             ---------------------------------------
                                             AGGREGATE            % OF                       CUT-OFF
                             NUMBER OF        CUT-OFF           INITIAL                       DATE
                            MORTGAGED           DATE         LOAN GROUP 2         UW          LTV
 PROPERTY TYPE              PROPERTIES        BALANCE           BALANCE          DSCR        RATIO(2)        OCCUPANCY
------------------------------------------------------------------------------------------------------------------------

 MULTIFAMILY
 GARDEN                         19         $246,388,504           68.2%          1.15x         73.1%         94.2%
 MID/HIGH RISE                   6           27,800,000            7.7           1.33x         71.4%         95.9%
 STUDENT HOUSING                 1           12,989,729            3.6           1.34x         66.2%         99.0%
                              ------------------------------------------------------------------------------------------
 SUBTOTAL:                      26         $287,178,234           79.5%         1.18X          72.6%         94.6%

 MANUFACTURED HOUSING            4         $ 46,905,000           13.0%          1.13x         69.4%         88.1%
 MIXED USE
 MULTIFAMILY/RETAIL              1         $ 27,300,000            7.6%          1.38x         52.3%         97.4%
------------------------------------------------------------------------------------------------------------------------
 TOTAL:                         31         $361,383,234          100.0%          1.19x         70.7%         94.0%
------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(3)
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                                                      WEIGHTED AVERAGES
                                                                   --------------------------------------------------------
                                        AGGREGATE         % OF                    STATED               CUT-OFF
                          NUMBER OF      CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
                          MORTGAGED       DATE       LOAN GROUP 2    MORTGAGE      TERM        UW        LTV         AT
 LOCATION                PROPERTIES      BALANCE        BALANCE        RATE       (MOS.)      DSCR     RATIO(2)  MATURITY(2)
---------------------------------------------------------------------------------------------------------------------------

 TEXAS                       10       $ 87,563,504        24.2%    6.2245%         115       1.22x       73.3%      68.1%
 ARIZONA                      4         70,750,000        19.6     6.5800%         119       1.10x       69.9%      65.8%
 INDIANA                      2         58,441,000        16.2     5.8685%         112       1.10x       75.9%      71.0%
 ILLINOIS                     2         32,764,000         9.1     6.5170%          59       1.13x       68.6%      66.3%
 DISTRICT OF COLUMBIA         1         27,300,000         7.6     5.8210%         108       1.38x       52.3%      47.7%
 NEW YORK                     6         23,400,000         6.5     5.8965%         118       1.35x       73.1%      71.9%
 ALABAMA                      1         20,425,000         5.7     6.4600%          60       1.15x       72.2%      70.6%
 OHIO                         1         12,989,729         3.6     6.1800%         119       1.34x       66.2%      56.5%
 NEW JERSEY                   1          9,000,000         2.5     6.3045%         119       1.19x       68.2%      62.0%
 KENTUCKY                     1          7,900,000         2.2     6.3535%         120       1.15x       73.6%      69.2%
 IDAHO                        1          6,600,000         1.8     6.2100%          57       1.15x       80.0%      80.0%
 MASSACHUSETTS                1          4,250,000         1.2     6.4200%         118       1.20x       69.6%      65.4%
---------------------------------------------------------------------------------------------------------------------------
 TOTAL:                      31       $361,383,234       100.0%    6.2299%         106       1.19X       70.7%      66.4%
---------------------------------------------------------------------------------------------------------------------------

(1)  Excludes the mortgage loans that are fully amortizing.

(2)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                    26 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

--------------------------------------------------------------------------------
          YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                                                       WEIGHTED AVERAGES
                                                                    --------------------------------------------------------
                                         AGGREGATE         % OF                    STATED               CUT-OFF
                           NUMBER OF      CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
                           MORTGAGED       DATE       LOAN GROUP 2    MORTGAGE      TERM        UW        LTV         AT
 YEARS BUILT/RENOVATED    PROPERTIES      BALANCE        BALANCE        RATE       (MOS.)      DSCR     RATIO(3)  MATURITY(3)
----------------------------------------------------------------------------------------------------------------------------

 1978-1979                     1       $  6,241,000         1.7%    6.5170%          59       1.13x       68.6%      66.3%
 1980-1989                     3         38,330,000        10.6     6.5030%         112       1.14x       69.6%      66.1%
 1990-1999                    10        108,168,729        29.9     6.2902%          87       1.20x       69.9%      66.4%
 2000-2007                    17        208,643,504        57.7     6.1398%         116       1.19x       71.3%      66.5%
----------------------------------------------------------------------------------------------------------------------------
 TOTAL:                       31       $361,383,234       100.0%    6.2299%         106       1.19X       70.7%      66.4%
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED AVERAGES
                                                                 --------------------------------------------------------
                                     AGGREGATE         % OF                     STATED               CUT-OFF
                       NUMBER OF      CUT-OFF         INITIAL                 REMAINING                DATE     LTV RATIO
PREPAYMENT             MORTGAGED        DATE       LOAN GROUP 2    MORTGAGE      TERM        UW        LTV         AT
PROTECTION               LOANS        BALANCE         BALANCE        RATE       (MOS.)      DSCR     RATIO(3)  MATURITY(3)
----------------------------------------------------------------------------------------------------------------------------

 DEFEASANCE               26       $263,333,234         72.9%    6.1782%     102           1.19x       72.8%      68.6%
 YIELD MAINTENANCE         4         70,750,000         19.6     6.5800%     119           1.10x       69.9%      65.8%
 YM/FIXED PENALTY          1         27,300,000          7.6     5.8210%     108           1.38x       52.3%      47.7%
----------------------------------------------------------------------------------------------------------------------------
 TOTAL:                   31       $361,383,234        100.0%    6.2299%     106           1.19X       70.7%      66.4%
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          PARTIAL INTEREST-ONLY PERIODS FOR LOAN GROUP 2 MORTGAGE LOANS
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                                                        WEIGHTED AVERAGES
                                                                     --------------------------------------------------------
                                         AGGREGATE         % OF                     STATED               CUT-OFF
                           NUMBER OF      CUT-OFF         INITIAL                 REMAINING                DATE     LTV RATIO
PARTIAL INTEREST-ONLY      MORTGAGE         DATE       LOAN GROUP 2    MORTGAGE      TERM        UW        LTV         AT
PERIODS IN MONTHS            LOANS        BALANCE         BALANCE        RATE       (MOS.)      DSCR     RATIO(3)  MATURITY(3)
-----------------------------------------------------------------------------------------------------------------------------

 24-48                         8       $120,330,000         39.4%       6.3132%       87         1.22x     64.5%      60.8%
 49-60                        13        184,740,000         60.6        6.2622%      119         1.13x     73.7%      69.2%
-----------------------------------------------------------------------------------------------------------------------------
                              21       $305,070,000        100.0%       6.2823%      106       1.16X       70.1%      65.9%
-----------------------------------------------------------------------------------------------------------------------------

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(3)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                    27 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

                                                                        ANNEX C

--------------------------------------------------------------------------------
                  CERTAIN MORTGAGE LOAN CHARACTERISTIC CHANGES
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
  LOAN #                  PROPERTY NAME                    CHARACTERISTIC       FWP DATED 09/12/07       REVISED VALUE
-----------------------------------------------------------------------------------------------------------------------------

 2        Gurnee Mills                             Original Blance ($)             321,000,000           246,000,000
 2        Gurnee Mills                             Current Balance ($)            321,000,000.00        246,000,000.00
 2        Gurnee Mills                             Maturity/ARD Balance ($)       321,000,000.00        246,000,000.00
 26       Gold's Gym Portfolio                     Appraised Value ($)              49,780,000            50,010,000
 26       Gold's Gym Portfolio                     Current LTV %                       59.1                  58.8
 26       Gold's Gym Portfolio                     Maturity LTV %                      46.9                  46.7
 77       Deer Trace MHC                           Appraised Value ($)              10,750,000            10,730,000
 77       Deer Trace MHC                           Current LTV %                       73.5                  73.6
 77       Deer Trace MHC                           Maturity LTV %                      69.1                  69.2
 91       One Sterling Plaza                       Interest Rate %                   6.66200               6.65050
 91       One Sterling Plaza                       Net Mortgage Rate %               6.64126               6.62976
 91       One Sterling Plaza                       Monthly Debt Service ($)         47,724.88             47,668.35
 91       One Sterling Plaza                       Annual Debt Service ($)         572,698.56            572,020.20
 91       One Sterling Plaza                       Maturity/ARD Balance ($)       6,417,959.39          6,415,927.18
 92       Sharpstown Industrial Portfolio I & II   Interest Rate %                   6.66200               6.63600
 92       Sharpstown Industrial Portfolio I & II   Net Mortgage Rate %               6.64126               6.61526
 92       Sharpstown Industrial Portfolio I & II   Monthly Debt Service ($)         46,600.05             46,475.29
 92       Sharpstown Industrial Portfolio I & II   Annual Debt Service ($)         559,200.60            557,703.48
 92       Sharpstown Industrial Portfolio I & II   Appraised Value ($)              9,175,000             9,400,000
 92       Sharpstown Industrial Portfolio I & II   Maturity/ARD Balance ($)       6,266,694.52          6,262,206.46
 92       Sharpstown Industrial Portfolio I & II   Current LTV %                      79.0                  77.1
 92       Sharpstown Industrial Portfolio I & II   Maturity LTV %                     68.3                  66.6
 93       Hampton Inn - Des Moines Airport         Interest Rate %                   6.20000               6.43000
 93       Hampton Inn - Des Moines Airport         Net Mortgage Rate %               6.17926               6.40926
 93       Hampton Inn - Des Moines Airport         UW DSCR (x)                        1.82                  1.77
 93       Hampton Inn - Des Moines Airport         Monthly Debt Service ($)         44,097.77             45,177.95
 93       Hampton Inn - Des Moines Airport         Annual Debt Service ($)         529,173.24            542,135.40
 93       Hampton Inn - Des Moines Airport         Maturity/ARD Balance ($)       6,754,342.52          6,774,322.20
 93       Hampton Inn - Des Moines Airport         Maturity LTV %                     70.4                  70.6
 110      Citizen Square                           UW IO DSCR (x)                     1.43                  1.42
 110      Citizen Square                           UW DSCR (x)                        1.23                  1.22
 110      Citizen Square                           UW NCF ($)                        481,006               477,343
 110      Citizen Square                           UW NOI ($)                        540,597               536,934
 128      Winter Haven Corners                     Admin. Fee %                      0.02074               0.01074
 128      Winter Haven Corners                     Net Mortgage Rate %               6.52476               6.53476
-----------------------------------------------------------------------------------------------------------------------------

o    In the case of the mortgage loan known as "Gurnee Mills" (identified as
     Loan No. 2 on Annex A-1 to the Free Writing Prospectus), the original principal balance of the Gurnee Mills Loan has been reduced from
     $321,000,000 to $246,000,000, and, therefore, the Gurnee Mills Loan represents approximately 9.7% of the Initial Pool Balance (11.3, 0.0%).

                                    28 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

  The Gurnee Mills Loan is part of a split loan structure comprised of three mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the "Gurnee Mills Mortgaged
  Property"). The Gurnee Mills Loan is evidenced by promissory note A-1 and promissory note A-2. The mortgage loan evidenced by promissory note A-3 is referred to in this Supplement as the "Gurnee Mills Pari Passu Companion
  Loan." The mortgage loan evidenced by promissory note A-3 has an outstanding principal balance of $75,000,000. The Gurnee Mills Pari Passu Companion Loan
  is not included in the trust. Only the Gurnee Mills Loan is included in the trust. The Gurnee Mills Loan and the Gurnee Mills Pari Passu Companion Loan
  are pari passu with each other and are referred to in this Supplement as the
  "Gurnee Mills Notes." The Gurnee Mills Loan and the Gurnee Mills Pari Passu
  Companion Loan are collectively referred to in this free writing prospectus as the "Gurnee Mills Whole Loan."

  The holders of the Gurnee Mills Notes (the "Gurnee Mills Noteholders") have entered into an intercreditor agreement that sets forth the respective rights of each Gurnee Mills Noteholder (the "Gurnee Mills Intercreditor
  Agreement"). Pursuant to the terms of the Gurnee Mills Intercreditor
  Agreement, the Gurnee Mills Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and
  the Special Servicer, as applicable, according to the Servicing Standards.
  The Gurnee Mills Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Gurnee Mills Whole Loan will be allocated, on a pro rata and pari passu basis, to the Gurnee Mills Noteholders.

  The holder of the Gurnee Mills Loan (the Directing Certificateholder will be the holder of the Gurnee Mills Loan for this purpose) will have the right to consult with and advise the Master Servicer and the Special Servicer with respect to the Gurnee Mills Whole Loan, but will be required to consult with the holder of the Gurnee Mills Pari Passu Companion Loan with respect to such advice, consent or action. In the event that the Directing
  Certificateholder and the holder of the Gurnee Mills Pari Passu Companion
  Loan disagree, pursuant to the Gurnee Mills Intercreditor Agreement, the
  Directing Certificateholder's decision will be binding upon the holder of the Gurnee Mills Pari Passu Companion Loan.

  Servicing.  The Gurnee Mills Intercreditor Agreement generally provides that the Gurnee Mills Whole Loan will be serviced by the Master Servicer and the
  Special Servicer according to the Servicing Standards under the Pooling and
  Servicing Agreement.

  Distributions. Under the terms of the Gurnee Mills Intercreditor Agreement, any payment (whether principal or interest or prepayment under the Gurnee
  Mills Notes, or proceeds relating to the Gurnee Mills Mortgaged Property (in each case, subject to the rights of the Master Servicer, the Special
  Servicer, the Depositor, the Trustee and the Paying Agent) and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement)) will be applied to the Gurnee Mills Loan and the Gurnee Mills Pari Passu Companion Loan on a
  pro rata and pari passu basis according to their respective outstanding principal balances.

o The mortgage loan known as "Parkdale Shopping Center" (identified as Loan
  No. 50 on Annex A-1 to the Free Writing Prospectus), representing approximately 0.5% of the Initial Pool Balance (0.6%, 0.0%), will no longer be part of the pool of mortgage loans and, therefore, will not be included in the Trust.

                                    29 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

                                                                         ANNEX D

--------------------------------------------------------------------------------
                                  SCHEDULE II
--------------------------------------------------------------------------------

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CLASS X-2 COMPONENT NOTIONAL AMOUNTS(1)

     PERIOD ENDING      CLASS A-1        CLASS A-2           CLASS A-3            CLASS A-4
--------------------- ------------ ------------------- -------------------- --------------------

MARCH 12, 2008 ......         --     $ 48,349,000.00     $ 208,581,000.00     $ 991,709,000.00
SEPTEMBER 12, 2008 ..         --     $ 16,205,000.00     $ 208,581,000.00     $ 991,709,000.00
MARCH 12, 2009 ......         --                  --     $ 190,437,000.00     $ 991,709,000.00
SEPTEMBER 12, 2009 ..         --                  --     $ 136,226,000.00     $ 991,709,000.00
MARCH 12, 2010 ......         --                  --     $  43,440,000.00     $ 991,709,000.00
SEPTEMBER 12, 2010 ..         --                  --     $   3,048,000.00     $ 991,709,000.00
MARCH 12, 2011 ......         --                  --                   --     $ 956,115,000.00
SEPTEMBER 12, 2011 ..         --                  --                   --     $ 918,659,000.00
MARCH 12, 2012 ......         --                  --                   --     $ 873,070,000.00
SEPTEMBER 12, 2012 ..         --                  --                   --     $ 783,911,000.00
MARCH 12, 2013 ......         --                  --                   --     $ 731,779,000.00
SEPTEMBER 12, 2013 ..         --                  --                   --     $ 686,589,000.00
MARCH 12, 2014 ......         --                  --                   --     $ 562,394,000.00
SEPTEMBER 12, 2014 ..         --                  --                   --     $ 512,051,000.00

     PERIOD ENDING         CLASS A-SB           CLASS A-1A           CLASS A-M           CLASS A-MFL          CLASS A-J
--------------------- ------------------- -------------------- -------------------- ------------------- --------------------

MARCH 12, 2008 ......   $ 84,435,000.00     $ 361,274,000.00     $ 219,322,000.00     $ 35,000,000.00     $ 152,593,000.00
SEPTEMBER 12, 2008 ..   $ 84,435,000.00     $ 361,134,000.00     $ 219,322,000.00     $ 35,000,000.00     $ 152,593,000.00
MARCH 12, 2009 ......   $ 84,435,000.00     $ 354,845,000.00     $ 219,322,000.00     $ 35,000,000.00     $ 152,593,000.00
SEPTEMBER 12, 2009 ..   $ 84,435,000.00     $ 347,523,000.00     $ 219,322,000.00     $ 35,000,000.00     $ 152,593,000.00
MARCH 12, 2010 ......   $ 84,435,000.00     $ 252,542,000.00     $ 219,322,000.00     $ 35,000,000.00     $ 152,593,000.00
SEPTEMBER 12, 2010 ..   $ 84,435,000.00     $ 246,168,000.00     $ 219,322,000.00     $ 35,000,000.00     $ 152,593,000.00
MARCH 12, 2011 ......   $ 84,435,000.00     $ 240,852,000.00     $ 219,322,000.00     $ 35,000,000.00     $ 152,593,000.00
SEPTEMBER 12, 2011 ..   $ 84,435,000.00     $ 235,817,000.00     $ 219,322,000.00     $ 35,000,000.00     $ 152,593,000.00
MARCH 12, 2012 ......   $ 84,434,000.00     $ 201,184,000.00     $ 219,322,000.00     $ 35,000,000.00     $ 152,593,000.00
SEPTEMBER 12, 2012 ..   $ 79,334,000.00     $ 172,463,000.00     $ 219,322,000.00     $ 35,000,000.00     $ 152,593,000.00
MARCH 12, 2013 ......   $ 71,818,000.00     $ 168,716,000.00     $ 219,322,000.00     $ 35,000,000.00     $ 152,593,000.00
SEPTEMBER 12, 2013 ..   $ 63,091,000.00     $ 165,063,000.00     $ 219,322,000.00     $ 35,000,000.00     $ 152,593,000.00
MARCH 12, 2014 ......   $ 54,484,000.00     $ 161,577,000.00     $ 219,322,000.00     $ 35,000,000.00     $ 152,593,000.00
SEPTEMBER 12, 2014 ..   $ 44,849,000.00     $ 158,130,000.00     $ 219,322,000.00     $ 35,000,000.00     $ 152,593,000.00

     PERIOD ENDING           CLASS B             CLASS C             CLASS D             CLASS E
--------------------- ------------------- ------------------- ------------------- -------------------

MARCH 12, 2008 ......   $ 31,790,000.00     $ 25,433,000.00     $ 28,611,000.00     $ 22,253,000.00
SEPTEMBER 12, 2008 ..   $ 31,790,000.00     $ 25,433,000.00     $ 28,611,000.00     $ 22,253,000.00
MARCH 12, 2009 ......   $ 31,790,000.00     $ 25,433,000.00     $ 28,611,000.00     $ 22,253,000.00
SEPTEMBER 12, 2009 ..   $ 31,790,000.00     $ 25,433,000.00     $ 28,611,000.00     $ 22,253,000.00
MARCH 12, 2010 ......   $ 31,790,000.00     $ 25,433,000.00     $ 28,611,000.00     $ 22,253,000.00
SEPTEMBER 12, 2010 ..   $ 31,790,000.00     $ 25,433,000.00     $ 28,611,000.00     $ 22,253,000.00
MARCH 12, 2011 ......   $ 31,790,000.00     $ 25,433,000.00     $ 28,611,000.00     $ 22,253,000.00
SEPTEMBER 12, 2011 ..   $ 31,790,000.00     $ 25,433,000.00     $ 28,611,000.00     $ 22,253,000.00
MARCH 12, 2012 ......   $ 31,790,000.00     $ 25,433,000.00     $ 28,611,000.00     $ 22,253,000.00
SEPTEMBER 12, 2012 ..   $ 31,790,000.00     $ 25,433,000.00     $ 28,611,000.00     $ 22,253,000.00
MARCH 12, 2013 ......   $ 31,790,000.00     $ 25,433,000.00     $ 28,611,000.00     $ 22,253,000.00
SEPTEMBER 12, 2013 ..   $ 31,790,000.00     $ 25,433,000.00     $ 28,611,000.00     $ 22,253,000.00
MARCH 12, 2014 ......   $ 31,790,000.00     $ 25,433,000.00     $ 28,611,000.00     $ 22,253,000.00
SEPTEMBER 12, 2014 ..   $ 31,790,000.00     $ 25,433,000.00     $ 28,611,000.00     $ 13,177,000.00

     PERIOD ENDING           CLASS F             CLASS G             CLASS H             CLASS J
--------------------- ------------------- ------------------- ------------------- -------------------

MARCH 12, 2008 ......   $ 22,253,000.00     $ 25,432,000.00     $ 34,970,000.00     $ 31,790,000.00
SEPTEMBER 12, 2008 ..   $ 22,253,000.00     $ 25,432,000.00     $ 34,970,000.00     $ 31,790,000.00
MARCH 12, 2009 ......   $ 22,253,000.00     $ 25,432,000.00     $ 34,970,000.00     $ 31,790,000.00
SEPTEMBER 12, 2009 ..   $ 22,253,000.00     $ 25,432,000.00     $ 34,970,000.00     $ 31,790,000.00
MARCH 12, 2010 ......   $ 22,253,000.00     $ 25,432,000.00     $ 34,970,000.00     $ 31,790,000.00
SEPTEMBER 12, 2010 ..   $ 22,253,000.00     $ 25,432,000.00     $ 34,970,000.00     $ 31,790,000.00
MARCH 12, 2011 ......   $ 22,253,000.00     $ 25,432,000.00     $ 34,970,000.00     $ 31,790,000.00
SEPTEMBER 12, 2011 ..   $ 22,253,000.00     $ 25,432,000.00     $ 34,970,000.00     $ 25,495,000.00
MARCH 12, 2012 ......   $ 22,253,000.00     $ 25,432,000.00     $ 34,970,000.00     $  3,209,000.00
SEPTEMBER 12, 2012 ..   $ 22,253,000.00     $ 25,432,000.00     $ 16,745,000.00                  --
MARCH 12, 2013 ......   $ 22,253,000.00     $ 22,564,000.00                  --                  --
SEPTEMBER 12, 2013 ..   $ 22,253,000.00     $  3,796,000.00                  --                  --
MARCH 12, 2014 ......   $  8,049,000.00                  --                  --                  --
SEPTEMBER 12, 2014 ..                --                  --                  --                  --

     PERIOD ENDING           CLASS K             CLASS L            CLASS M            CLASS N             CLASS P
--------------------- ------------------- ------------------- ------------------ ------------------ -------------------

MARCH 12, 2008 ......   $ 28,611,000.00     $ 31,790,000.00     $ 9,537,000.00     $ 6,359,000.00     $ 19,074,000.00
SEPTEMBER 12, 2008 ..   $ 28,611,000.00     $ 31,790,000.00     $ 9,537,000.00     $ 6,359,000.00     $ 19,074,000.00
MARCH 12, 2009 ......   $ 28,611,000.00     $ 31,790,000.00     $ 9,537,000.00     $ 6,359,000.00     $ 19,074,000.00
SEPTEMBER 12, 2009 ..   $ 28,611,000.00     $ 31,790,000.00     $ 9,537,000.00     $ 6,359,000.00     $ 11,827,000.00
MARCH 12, 2010 ......   $ 28,611,000.00     $ 31,790,000.00     $ 3,819,000.00                 --                  --
SEPTEMBER 12, 2010 ..   $ 28,611,000.00     $ 11,904,000.00                 --                 --                  --
MARCH 12, 2011 ......   $ 16,730,000.00                  --                 --                 --                  --
SEPTEMBER 12, 2011 ..                --                  --                 --                 --                  --
MARCH 12, 2012 ......                --                  --                 --                 --                  --
SEPTEMBER 12, 2012 ..                --                  --                 --                 --                  --
MARCH 12, 2013 ......                --                  --                 --                 --                  --
SEPTEMBER 12, 2013 ..                --                  --                 --                 --                  --
MARCH 12, 2014 ......                --                  --                 --                 --                  --
SEPTEMBER 12, 2014 ..                --                  --                 --                 --                  --

     PERIOD ENDING          CLASS Q            CLASS T            CLASS NR             TOTAL
--------------------- ------------------ ------------------ ------------------- -----------------

MARCH 12, 2008 ......   $ 3,179,000.00     $ 9,537,000.00     $ 25,432,000.00    $2,457,314,000
SEPTEMBER 12, 2008 ..   $ 3,179,000.00     $ 9,537,000.00     $ 25,432,000.00    $2,425,030,000
MARCH 12, 2009 ......   $ 3,179,000.00     $ 9,537,000.00     $  4,716,000.00    $2,363,676,000
SEPTEMBER 12, 2009 ..               --                 --                  --    $2,277,464,000
MARCH 12, 2010 ......               --                 --                  --    $2,065,793,000
SEPTEMBER 12, 2010 ..               --                 --                  --    $1,995,322,000
MARCH 12, 2011 ......               --                 --                  --    $1,927,579,000
SEPTEMBER 12, 2011 ..               --                 --                  --    $1,862,063,000
MARCH 12, 2012 ......               --                 --                  --    $1,759,554,000
SEPTEMBER 12, 2012 ..               --                 --                  --    $1,615,140,000
MARCH 12, 2013 ......               --                 --                  --    $1,532,132,000
SEPTEMBER 12, 2013 ..               --                 --                  --    $1,455,794,000
MARCH 12, 2014 ......               --                 --                  --    $1,301,506,000
SEPTEMBER 12, 2014 ..               --                 --                  --    $1,220,956,000

--------

(1)   The total Notional Amount of the Class X-2 Certificates from time to time will equal the sum of the notional amounts of the components set forth in the table above. Each of those components of the total Notional Amount of the Class X-2 Certificates will relate to a particular Class of Series
      2007-CIBC20 Principal Balance Certificates (i.e., Classes A-1, A-2, A-3,
      A-4, A-SB, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, T
      and NR respectively) and the Class A-MFL Regular Interest. At any particular time during each indicated period through and including the related Distribution Date on which such period ends, the component of the
      Notional Amount of the Class X-2 Certificates relating to each indicated
      Class of Series 2007-CIBC20 Principal Balance Certificates will equal the lesser of (a) the notional amount stated in the table above for that
      Class and period and (b) the then actual Certificate Balance of that
      Class.

                                    30 of 32

JPMCC 2007-CIBC20

                                                                         ANNEX E

--------------------------------------------------------------------------------
                                  SCHEDULE III
--------------------------------------------------------------------------------

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

---------------------------------------------------------------
             DATE                       BALANCE
---------------------------------------------------------------

       OCTOBER 12, 2007          $ 84,435,000.00
       NOVEMBER 12, 2007         $ 84,435,000.00
       DECEMBER 12, 2007         $ 84,435,000.00
       JANUARY 12, 2008          $ 84,435,000.00
       FEBRUARY 12, 2008         $ 84,435,000.00
        MARCH 12, 2008           $ 84,435,000.00
        APRIL 12, 2008           $ 84,435,000.00
         MAY 12, 2008            $ 84,435,000.00
         JUNE 12, 2008           $ 84,435,000.00
         JULY 12, 2008           $ 84,435,000.00
        AUGUST 12, 2008          $ 84,435,000.00
      SEPTEMBER 12, 2008         $ 84,435,000.00
       OCTOBER 12, 2008          $ 84,435,000.00
       NOVEMBER 12, 2008         $ 84,435,000.00
       DECEMBER 12, 2008         $ 84,435,000.00
       JANUARY 12, 2009          $ 84,435,000.00
       FEBRUARY 12, 2009         $ 84,435,000.00
        MARCH 12, 2009           $ 84,435,000.00
        APRIL 12, 2009           $ 84,435,000.00
         MAY 12, 2009            $ 84,435,000.00
         JUNE 12, 2009           $ 84,435,000.00
         JULY 12, 2009           $ 84,435,000.00
        AUGUST 12, 2009          $ 84,435,000.00
      SEPTEMBER 12, 2009         $ 84,435,000.00
       OCTOBER 12, 2009          $ 84,435,000.00
       NOVEMBER 12, 2009         $ 84,435,000.00
       DECEMBER 12, 2009         $ 84,435,000.00
       JANUARY 12, 2010          $ 84,435,000.00
       FEBRUARY 12, 2010         $ 84,435,000.00
        MARCH 12, 2010           $ 84,435,000.00
        APRIL 12, 2010           $ 84,435,000.00
         MAY 12, 2010            $ 84,435,000.00
         JUNE 12, 2010           $ 84,435,000.00
         JULY 12, 2010           $ 84,435,000.00
        AUGUST 12, 2010          $ 84,435,000.00
      SEPTEMBER 12, 2010         $ 84,435,000.00
       OCTOBER 12, 2010          $ 84,435,000.00

---------------------------------------------------------------
             DATE                       BALANCE
---------------------------------------------------------------
       NOVEMBER 12, 2010         $ 84,435,000.00
       DECEMBER 12, 2010         $ 84,435,000.00
       JANUARY 12, 2011          $ 84,435,000.00
       FEBRUARY 12, 2011         $ 84,435,000.00
        MARCH 12, 2011           $ 84,435,000.00
        APRIL 12, 2011           $ 84,435,000.00
         MAY 12, 2011            $ 84,435,000.00
         JUNE 12, 2011           $ 84,435,000.00
         JULY 12, 2011           $ 84,435,000.00
        AUGUST 12, 2011          $ 84,435,000.00
      SEPTEMBER 12, 2011         $ 84,435,000.00
       OCTOBER 12, 2011          $ 84,435,000.00
       NOVEMBER 12, 2011         $ 84,435,000.00
       DECEMBER 12, 2011         $ 84,435,000.00
       JANUARY 12, 2012          $ 84,435,000.00
       FEBRUARY 12, 2012         $ 84,434,908.16
        MARCH 12, 2012           $ 83,464,977.83
        APRIL 12, 2012           $ 82,717,573.60
         MAY 12, 2012            $ 81,842,106.24
         JUNE 12, 2012           $ 81,077,063.03
         JULY 12, 2012           $ 80,157,852.46
        AUGUST 12, 2012          $ 79,334,978.41
      SEPTEMBER 12, 2012         $ 78,391,300.11
       OCTOBER 12, 2012          $ 76,973,132.42
       NOVEMBER 12, 2012         $ 75,750,036.03
       DECEMBER 12, 2012         $ 74,301,032.70
       JANUARY 12, 2013          $ 73,063,223.34
       FEBRUARY 12, 2013         $ 71,818,600.27
        MARCH 12, 2013           $ 69,911,697.42
        APRIL 12, 2013           $ 68,649,713.28
         MAY 12, 2013            $ 67,162,868.99
         JUNE 12, 2013           $ 65,885,748.51
         JULY 12, 2013           $ 64,384,175.33
        AUGUST 12, 2013          $ 63,091,753.73
      SEPTEMBER 12, 2013         $ 61,792,217.08
       OCTOBER 12, 2013          $ 60,210,821.46
       NOVEMBER 12, 2013         $ 58,847,910.62

                                    31 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-CIBC20

---------------------------------------------------------------
                DATE                         BALANCE
---------------------------------------------------------------
          DECEMBER 12, 2013            $ 57,250,839.99
          JANUARY 12, 2014             $ 55,871,645.25
          FEBRUARY 12, 2014            $ 54,484,864.64
           MARCH 12, 2014              $ 52,412,788.06
           APRIL 12, 2014              $ 51,006,971.80
            MAY 12, 2014               $ 49,368,150.92
            JUNE 12, 2014              $ 47,945,584.09
            JULY 12, 2014              $ 46,289,698.92
           AUGUST 12, 2014             $ 44,849,319.04
         SEPTEMBER 12, 2014            $ 43,417,757.78
          OCTOBER 12, 2014             $ 41,756,687.57
          NOVEMBER 12, 2014            $ 40,308,112.90
          DECEMBER 12, 2014            $ 38,630,487.35
          JANUARY 12, 2015             $ 37,164,714.25
          FEBRUARY 12, 2015            $ 35,690,878.82
           MARCH 12, 2015              $ 33,548,144.62
           APRIL 12, 2015              $ 32,054,406.13
            MAY 12, 2015               $ 30,332,832.71

---------------------------------------------------------------
                DATE                         BALANCE
---------------------------------------------------------------
            JUNE 12, 2015              $ 28,821,404.54
            JULY 12, 2015              $ 27,082,617.71
           AUGUST 12, 2015             $ 25,553,307.47
         SEPTEMBER 12, 2015            $ 24,015,584.66
          OCTOBER 12, 2015             $ 22,251,211.14
          NOVEMBER 12, 2015            $ 20,695,320.28
          DECEMBER 12, 2015            $ 18,913,267.86
          JANUARY 12, 2016             $ 17,339,011.35
          FEBRUARY 12, 2016            $ 15,756,094.50
           MARCH 12, 2016              $ 13,731,017.86
           APRIL 12, 2016              $ 12,128,245.95
            MAY 12, 2016               $ 10,300,574.66
            JUNE 12, 2016              $  8,678,927.15
            JULY 12, 2016              $  6,832,888.45
           AUGUST 12, 2016             $  5,192,160.03
         SEPTEMBER 12, 2016            $  3,542,404.81
          OCTOBER 12, 2016             $  1,669,015.14
  NOVEMBER 12, 2016 AND THEREAFTER     $          0.00

                                    32 of 32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.